EXHIBIT 10.14

May 8, 2006

Cortez Exploration, LLC

Mr. O. F. Duffield, Manager

16786 Kincheloe Rd.

Siloam Springs, AR 72761

RE: Participation Agreement,

Gabbs Valley Prospect,

Nye & Mineral Counties, Nevada

Dear Mr. Duffield:

This letter is to confirm Empire’s decision to commit to forty-five (45%) percent of the cost of a 5,000’ test well to be known as the PetroWorld Cobble Cuesta 1-12-T12N-R34E, Nye County. In return for paying forty-five (45%) percent of the cost of this test well Cortez will assign to Empire a thirty (30%) percent interest in the oil and gas leases listed on Schedule “A” attached to and made a part of this letter.

Empire also agrees to pay Cortez the Sum of Six Hundred and Seventy-Five Thousand ($675,000) dollars for its share of the lease costs. Such payment to be made prior to the commencement of drilling operations or by August 1, 2006, whichever first occurs.

Empire agrees that all drilling and production operations shall be carried out pursuant to the terms of the Cobble Cuesta (formerly Gabbs Valley Unit) Unit No. N-78845X and the Operating Agreement attached as Schedule “D” in the Cortez-PetroWorld Letter Agreement dated April 15, 2005, attached hereto as Schedule “B”.

After the signing of this instrument and all obligations are met, the ownership of the Oil & Gas Leases will be PetroWorld 30%; Empire 40%; Cortez 30% subject to the A.M.I. and royalties set out in Schedule “A” of the agreement. Any lease rentals that might become due prior to PetroWorld’s and Empire’s earning an interest shall be paid by PetroWorld 30%, Empire 40%, and Cortez 30%.

This agreement inures to the heirs, administrators, successors, and beneficiaries.

If this letter meets with your understanding of our agreement please sign and return one copy to the undersigned.

Yours very truly,

A. E. Whitehead

President

Agreed to this 11TH day of May, 2006

Cortez Exploration, LLC

By:	/s/ O. F. Duffield
O. F. Duffield, Manager

SCHEDULE "A"

OIL & GAS LEASES
GABBS VALLEY PROSPECT
NEVADA

Lease	Effective
Serial #	Date	Term	Lessor	Lessee	Assignee	Acres	N.R.I.

N-59901	9/1/1995	10 yr	BLM	James P. Duffield	O. F.Duffield	3,840.56	80%

N-60885	9/1/1995	10 yr	BLM	James P. Duffield	O. F. Duffield	6,388.16	80%

N-60812	6/1/1996	10 yr	BLM	James P.Duffield	O. F. Duffield	10,205.16	80%

N-60815	6/1/1996	10 yr	BLM	James P. Duffield	O. F. Duffield	960.00	80%

N-60816	6/1/1996	10yr	BLM	James P. Duffield	O. F. Duffield	6,080.00	80%

N-60793	6/1/1997	10 yr	BLM	John L. Messenger	O. F. Duffield	1,920.00	80%

N-60808	6/1/1997	10 yr	BLM	John L. Messenger	O. F. Duffield	2,553.43	80%

N-60807	6/1/1997	10 yr	BLM	John L. Messenger	O. F. Duffield	1,760.00	80%

N-60791	9/1/1996	10 yr	BLM	John L. Messenger	O. F. Duffield	3,200.00	80%

N-60806	6/1/1997	10 yr	BLM	John L. Messenger	O. F. Duffield	2,235.70	80%

N-60792	6/1/1996	10 yr	BLM	John L. Messenger	O. F. Duffield	5,461.37	80%

				TOTAL		44,604.38

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February 1980 (Pages 2, 3, 4, 6, 7, 8, 9, 10, 10A, and 16 Revised 1985)

EXHIBIT "B"

UNIT OPERATING AGREEMENT

GABBS VALLEY UNIT AREA

COUNTIES OF MINERAL AND NYE

STATE OF NEVADA

TABLE OF CONTENTS
Preliminary Recitals			1

ARTICLE I-DEFINITIONS
Section	1.1	Definitions	2

ARTICLE 2-EXHIBITS
Section	2.1	Exhibits.	2

ARTICLE 3-INITIAL TEST WELL
Section	3.1	Location	2
Section	3.2	Costs of Drilling	2

ARTICLE 4-SUBSEQUENT TEST WELLS
Section	4.1	Right to Drill	2

ARTICLE 5-ESTABLISHMENT, REVISION, AND CONSOLIDATION
OF PARTICIPATING AREAS
Section	5.1	Proposal	2
Section	5.2	Objections to Proposal	2
Section	5.3	Revised Proposal	2
Section	5.4	Rejection of Proposal	2
Section	5.5	Consolidation	2

ARTICLE 6-APPORTIONMENT OF COSTS AND OWNERSHIP AND
DISPOSITION OF PRODUCTION AND PROPERTY
Section	6.1	Apportionment and Ownership Within Participating Area	3
		A. Costs	3
		B. Production	3
		C. Property	3
Section	6.2	Ownership and Costs Outside Participating Area	3
		A. When All Drilling Block Parties Participate	3
		B. When Less Than All Drilling Block Parties Participate	3
Section	6.3	Cost Liability of Subsequently Created Interests	3
Section	6.4	Taking in Kind	3
Section	6.5	Failure to Take in Kind	3
Section	6.6	Surplus Materials and Equipment	4

ARTICLE 7-PLANS OF DEVELOPMENT
Section	7.1	Submittal of Plans	4
Section	7.2	Proposal	4
Section	7.3	Objections to Plan	4
Section	7.4	Revised Plan	4
Section	7.5	Rejection of Plan	4
Section	7.6	Notice of Approval or Disapproval	4
Section	7.7	Supplemental Plans	4
Section	7.8	Cessation of Opers Under the Plan	4

i

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT
Form 2 (Divided Interest)
February, 1980

ARTICLE 8-DEVELOPMENT WELLS
Section	8.1	Purpose of Procedure	4
Section	8.2	Drilling	4
		A. Approval Required	4
		B. Notice of Proposed Drilling	5
		C. Response to Notice	5
		D. Notice of Election to Proceed	5
		E. Subsequent Election	5
		F. Effect of Election	5
		G. Rights and Obligations of Drilling Party and Non-Drilling Party	5
Section	8.3	Attempted Completion	5
		A. Notice by Unit Operator	5
		B. Right to Attempt Completion	5
		C. Time and Manner of Initiating Proposal	5
		D. Election	5
		E. Effect of Election	5
		F. Rights and Obligations of Completing Party and Non-Completing Party	5
		G. Notice Prior to Plugging	5

ARTICLE 9-EXPLORATORY WELLS
Section	9.1	Purpose and Procedure	6
Section	9.2	Drilling	6
		A. Notice of Proposed Drilling	6
		B. Basis of Participation	6
		C. Exclusion of Land From Proposed Drilling Block	6
		D. Preliminary Notice to Join in Drilling	6
		E. Notice of Election to Proceed	6
		F. Subsequent Election	6
		G. Effect of Election	6
		H. Rights and Obligations of Drilling Party and Non-Drilling Party	6
Section	9.3	Attempted Completion	6
		A. Notice by Unit Operator	6
		B. Right to Attempt Completion	6
		C. Time and Manner of initiating Proposal	7
		D. Election	7
		E. Effect of Election	7
		F. Rights and Obligations of Completing Party and Non-Completing Party	7
		G. Notice Prior to Plugging	7

ARTICLE 10-REQUIRED WELLS
Section	10.1	Definition	7
Section	10.2	Election to Drill	7
Section	10.3	Alternatives to Drilling	7
		A. Compensatory Royalties	7
		B. Contraction	7
		C. Termination	7
Section	10.4	Required Drilling	7
		A. Development Well	7
		B. Exploratory Well	7

ARTICLE 11-DEEPENING, PLUGGING BACK,
AND ABANDONMENT
Section	11.1	Attempted Deepening or Plugging Back	8
		A. Notice by Unit Operator	8
		B. Right to Initiate Proposal	8
		C. Right to Participate	8
		D. Time and Manner of Initiating Proposal	8
		E. Election	8
		F. Effect of Election	8
		G. Rights and Obligations of Participating party and Non-Participating Party	8
Section	11.2	Deepening or Plugging Back to Participating Area	8
Section	11.3	Conflicts	8
Section	11.4	Attempted Completion	8
Section	11.5	Abandonment of Producing Wells	9
		A. Consent Required	9
		B. Abandonment Procedure	9

ii

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT
Form 2 (Divided Interest)
February, 1980

		C. Rights and Obligations of Non-Abandoning Party	9
		D. Option to Repurchase Materials	9
Section	11.6	Deepening or Plugging Back Abandoned Producing Wells	9

ARTICLE 12-RIGHTS AND OBLIGATIONS OF DRILLING
PARTY AND NON-DRILLING PARTY
Section	12.1	Use of Terms	9
Section	12.2	Scope of Article	9
Section	12.3	Relinquishment of Interest by Non-Drilling Party	9
Section	12.4	Reversion of Relinquished Interest	10
Section	12.5	Effect of Reversion	10
Section	12.6	Rights and Obligations of Drilling Party	10
Section	12.7	Accounting Due Non-Drilling Party	10
Section	12.8	Stand-By Rig Time	10
Section	12.9	Subsequently Created Lease Burdens	10A

ARTICLE 13-ADJUSTMENT ON ESTABLISHMENT OR CHANGE OF
PARTICIPATING AREA
Section	13.1	When Adjustment Made	11
Section	13.2	Definitions	11
		A. “Usable well”	11
		B. “Intangible value”	11
		C. “Tangible property”	11
		D. “Value”	11
Section	13.3	Method of Adjustment on Establishment or Enlargement	11
Section	13.4	Method of Adjustment on Contraction	11
Section	13.5	Ownership of Wells and Tangible Property	12
Section	13.6	Relinquished Interest of Non-Drilling Parties	12

ARTICLE 14-SUPERVISION OF OERATIONS BY PARTIES
Section	14.1	Right of Supervision	13
Section	14.2	Voting Control	13
Section	14.3	Meetings	13
Section	14.4	Action Without Meeting	13
Section	14.5	Representatives	13
Section	14.6	Audits	13
Section	14.7	Extraneous Projects	13

ARTICLE 15-UNIT OPERATOR’S POWERS AND RIGHTS
Section	15.1	In General	13
Section	15.2	Employees	13
Section	15.3	Non-Liability	13
Section	15.4	Force Majeure	13
Section	15.5	Lien	14
Section	15.6	Advances	14
Section	15.7	Use of Unit Operator’s Drilling Equipment	14
Section	15.8	Rights as Party	14

ARTICLE 16-UNIT OPERATOR’S DUTIES
Section	16.1	Specific Duties	14
		A. Drilling of Wells	14
		B. Compliance with Laws and Agreements	14
		C. Consultation with Parties	14
		D. Payment of Costs	14
		E. Records	15
		F. Information	15
		G. Access to Unit Area	15
Section	16.2	Insurance	15
		A. Unit Operator’s	15
		B. Contractors’	15
		C. Automotive Equipment	15
Section	16.3	Non-Discrimination	15
Section	16.4	Drilling Contracts	15
Section	16.5	Uninsured Losses	15

ARTICLE 17-LIMITATIONS ON UNIT OPERATOR
Section	17.1	Specific Limitations	15

iii

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT
Form 2 (Divided Interest)
February, 1980

		A. Change in Operations	15
		B. Limit on Expenditures	15
		C. Partial Relinquishment	15
		D. Settlement of Claims	16
		E. Determinations	16

ARTICLE 18-TITLES
Section	18.1	Representation of Ownership	16
Section	18.2	Title Papers to be Furnished	16
		A. Lease Papers	16
		B. Title Papers for Initial Test Well	16
		C. Title Papers for Subsequent Wells	16
		D. Title Papers on Establishment or Enlargement of a Participating Area	16
Section	18.3	Title Examination	16
Section	18.4	Option for Additional Title Examination	16
Section	18.5	Approval of Titles Prior to Drilling	17
Section	18.6	Approval of Titles Prior to Inclusion of Land in a Participating Area	17
Section	18.7	Failure of Title to Committed Working Interest	17
Section	18.8	Failure of Title to Committed Working Interest After Approval	17
Section	18.9	Joinder by True Owner	17
Section	18.10	Title Challenge	17

ARTICLE 19-UNLEASED INTERESTS
Section	19.1	Treated as Leased	17
Section	19.2	Execution of Lease	17

ARTICLE 20-RENTALS AND LEASE BURDENS
Section	20.1	Rentals	18
Section	20.2	Lease Burdens	18
Section	20.3	Loss of Committed Working Interest	18

ARTICLE 21-TAXES
Section	21.1	Payment	18
Section	21.2	Apportionment	18
Section	21.3	Transfer of Interests	18
Section	21.4	Notices and Returns	18

ARTICLE 22-WITHDRAWAL OF TRACTS AND
UNCOMMITTED INTERESTS
Section	22.1	Right of Withdrawal	18
Section	22.2	Non-Withdrawal	18

ARTICLE 23-COMPENSATORY ROYALTIES
Section	23.1	Notice	18
Section	23.2	Demand for Failure to Drill a Development Well	18
Section	23.3	Demand for Failure to Drill a Well Other Than a Development Well	19

ARTICLE 24-SEPARATE MEASUREMENT AND SALVAGE
Section	24.1	Separate Measurement	19
Section	24.2	Salvaged Materials	19

ARTICLE 25-ENHANCED RECOVERY AND
PRESSURE MAINTENANCE
Section	25.1	Consent Required	19
Section	25.2	Above-Ground Facilities	19

ARTICLE 26-TRANSFERS OF INTEREST
Section	26.1	Sale by Unit Operator	19
Section	26.2	Assumption of Obligations	19
Section	26.3	Effective Date	19

ARTICLE 27-RELEASE FROM OBLIGATIONS AND SURRENDER
Section	27.1	Surrender or Release Within Participating Area	19
Section	27.2	Procedure on Surrender or Release Outside Participating Area	20
Section	27.3	Accrued Obligations	20

iv

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT
Form 2 (Divided Interest)
February, 1980

ARTICLE 28-LIABILITY
Section	28.1	Liability	20
Section	28.2	No Partnership Created	20
Section	28.3	Election	20

ARTICLE 29-NOTICES
Section	29.1	Giving and Receipt	20
Section	29.2	Addresses	20

ARTICLE 30-EXECUTION
Section	30.1	Counterparts	20
Section	30.2	Ratification	20
Section	30.3	Effect of Signature	21

ARTICLE 31-SUCCESSORS AND ASSIGNS
Section	31.1	Covenants	21

ARTICLE 32-HEADINGS FOR CONVENIENCE
Section	32.1	Headings	21

ARTICLE 33-RIGHT OF APPEAL
Section	33.1	Not Waived	21

ARTICLE 34-SUBSEQUENT JOINDER
Section	34.1	Prior to the Commencement of Operations	21
Section	34.2	After Commencement of Operations	21

ARTICLE 35-CARRIED INTERESTS
Section	35.1	Treatment of	21

ARTICLE 36-EFFECTIVE DATE AND TERM
Section	36.1	Effective Date and Term	21
Section	36.2	Effective Termination	21

ARTICLE 37-OTHER PROVISIONS

EXHIBITS
Exhibit	1	Accounting Procedure
Exhibit	2	Initial Test Well
Exhibit	3	Insurance
Exhibit	4	Non-Discrimination
Exhibit	5	Oil and Gas Lease

NOTE: Attention is called to pages 1, 6, 10, 11, 13, 14, 15, 16, and 19, which contain blanks to be filled in.

v

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February 1980

UNIT OPERATING AGREEMENT

GABBS VALLEY UNIT AREA

THIS AGREEMENT made as of the 5th day of August , 2010, by and among the parties who by and among the parties who execute or ratify this Agreement or a counterpart hereof,

WITNESSETH:

WHEREAS, the Parties have entered into that certain UNIT AGREEMENT FOR THE DEVELOPMENT AND OPERATION OF THE GABBS VALLEY UNIT AREA, Counties of Mineral and Nye State of Nevada , dated as of the 5th day of , 2010, and hereinafter referred to as the “Unit Agreement”, covering the lands described in EXHIBIT B thereto attached, which lands are referred to in the Unit Agreement and in this Agreement as the “Unit Area”; and

WHEREAS, the Parties enter into this Agreement pursuant to Section 7 of the Unit Agreement,

NOW, THEREFORE, in consideration of the covenants herein contained, it is agreed as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. The definitions contained in the Unit Agreement are adopted for all purposes of this Agreement. In addition, each term listed below shall have the meaning stated therefor, whenever used in this Agreement:

"Unit Operator" means O. F. Duffield and its successors, as the Unit Operator designated in accordance with the Unit Agreement, acting in that capacity and not as an owner of a Committed Working Interest.

"Party" means a party to this Agreement, including the Party acting as Unit Operator when acting as an owner of a Committed Working Interest.

"Drilling Party", "Completing Party", and "Participating Party" all mean the Party or Parties obligated to bear Costs incurred in the Drilling, Completing, or Deepening or Plugging Back, respectively, of a well at the commencement of such operation.

"Non-Drilling Party", "Non-Completing Party", and "Non-Participating Party" all mean the Party or Parties who had the optional right to participate in the Drilling, Completing, or Deepening or Plugging Back, respectively, of a well and who elected not to participate therein.

"Committed Working Interest" means a working interest which is shown on Exhibit B to the Unit Agreement as owned by a Party and which is committed to the Unit Agreement. Whenever reference is made to a Party "in" or "within" the Unit Area, a participating area, or other area designated pursuant to this Agreement, such reference shall mean a Party owning a Committed Working Interest in lands within such area.

"Acreage Basis", when used to describe the basis of participation by the Parties within the Unit Area, a participating area. or other area designated pursuant to this Agreement in voting, Costs, or Production, means participation by each such Party in the proportion that the acreage of its Committed Working Interests in such area bears to the total acreage of the Committed Working Interests of all such Parties therein. For the purposes of this definition, (a) the acreage of the Committed Working Interest in a tract within the Unit Area shall be the acreage of such tract as set forth in Exhibit B to the Unit Agreement, and (b) if there are two or more undivided Committed Working Interests in a tract, there shall be apportioned to each such Committed Working Interest that proportion of the acreage of the tract that such Committed Working Interest bears to the entire Committed Working Interest in the tract.

"Production" means all unitized substances produced and saved from the Unit Area except so much thereof as is used in the conduct of operations under the Unit Agreement and this Agreement.

"Costs" means all costs and expenses incurred in the development and operation of the Unit Area pursuant to this Agreement or the Unit Agreement and all other expenses that are herein made chargeable as Costs, determined in accordance with the Accounting Procedure attached hereto as Exhibit 1, which shall govern in all matters covered thereby, except that in the event of an inconsistency between said Accounting Procedure and this Agreement, this Agreement shall control.

"Lease Burdens" means the royalty reserved to the lessor in an oil and gas lease, an overriding royalty, a production payment, and any similar burden, but does not include a carried working interest, a net profits interest, or any other interest which is payable out of profits.

"Drill" means to perform all operations reasonably necessary and incident to the drilling of a well to its projected depth, including preparation of roads and drill site, testing, and logging, but excluding Completion operations.

"Complete" means to perform all operations reasonably necessary and incident to the completion of a well, commencing with the running and setting of the production pipe and, if productive of unitized substances, equipping through the wellhead connections, or plugging and abandoning, if dry.

"Equip" means to perform all operations reasonably necessary and incident to the equipping of a well for production beyond the wellhead connections.

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February, 1980 (Page 2 Revised 1985)

"Deepen" or "Plug Back" means to perform all operations reasonably necessary and incident to Drilling a well below its original projected depth or plugging back a well to a depth above its original projected depth, testing, and logging, but excluding Completing and Equipping operations.

"Initial Test Well" means the test well or wells provided for in Section 9 of the Unit Agreement and in Exhibit 2 attached hereto.

"Subsequent Test Well" means a test well Drilled after the Drilling of the Initial Test Well and before discovery of unitized substances in Paying Quantities in the Unit Area.

"Development Well" means a well Drilled within a participating area and projected to the pool or zone for which the participating area was established.

“Exploratory Well" means a well (other than a Development Well) Drilled after discovery of unitized substances in Paying Quantities in the Unit Area.

"Approval of the Parties" or "Direction of the Parties" means an approval, authorization, or direction which receives the affirmative vote of the Parties entitled to vote on the giving of such Approval or Direction, as specified in Section 14.2.

"Salvage Value" of a well means the value of the materials and equipment in or appurtenant to the well, determined in accordance with Exhibit 1, less the reasonably estimated Costs of salvaging the same and plugging and abandoning the well.

"Appropriate Agency" means the agency designated in the applicable Federal Regulations, including any person acting under the authority thereof.

"Paying Quantities" means paying quantities as defined in Section 9 of the Unit Agreement.

Other Definitions:

ARTICLE 2

EXHIBITS

2.1 Exhibits. The following Exhibits are incorporated herein by reference:

Exhibit 1. Accounting Procedure.

Exhibit 2. Initial Test Well.

Exhibit 3. Insurance.

Exhibit 4. Non-Discrimination.

Exhibit 5. Oil and Gas Lease.

In the event of a conflict or inconsistency between the provisions of an Exhibit and the provisions of this Agreement, the provisions of this Agreement shall control.

ARTICLE 3

INITIAL TEST WELL

3.1 Location. Unit Operator shall begin to Drill the Initial Test Well within the time required by Section 9 of the Unit Agreement, or any extension thereof, at the location specified in Exhibit 2.

3.2 Costs of Drilling. Subject to the investment adjustment provisions of Article 13, the Costs of Drilling the Initial Test Well shall be shared by the Parties in the manner and in the proportions specified in Exhibit 2.

ARTICLE 4

SUBSEQUENT TEST WELLS

4.1 Right to Drill. The Drilling of any Subsequent Test Well shall be upon such terms and conditions as may be agreed to by the Parties; provided, however, that in the absence of agreement, such well may be Drilled under the provisions of Article 9.

ARTICLE 5

ESTABLISHMENT, REVISION, AND CONSOLIDATION OF PARTICIPATING AREAS

5.1 Proposal. Unit Operator shall initiate each proposal for the establishment or revision of a participating area by submitting the proposal in writing to each Party at least twenty (20) days before filing the same with the Appropriate Agency. The date of proposed filing must be shown in the proposal. If, within the 20-day period above provided, the proposal receives the Approval of the Parties within the proposed participating area or no written objections are received, then such proposal shall be filed on the date specified.

5.2 Objections to Proposal. Prior to the proposed filing date any Party may submit to all other Parties written objections to such proposal. If, despite such objections, the proposal receives the Approval of the Parties within the proposed participating area, then the Party making the objections may renew the same before the Appropriate Agency.

5.3 Revised Proposal. If the proposal does not receive the Approval of the Parties within the proposed participating area, and Unit Operator receives written objections thereto, then Unit Operator shall submit to the Parties a revised proposal, taking into account the objections made to the first proposal. If no proposal receives the Approval of the Parties within sixty (60)

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February, 1980 (Page 3 Revised 1985)

days from submission of the first proposal, then Unit Operator shall file with the Appropriate Agency a proposal reflecting as nearly as practicable the various views expressed by the Parties.

5.4 Rejection of Proposal. If a proposal filed by Unit Operator as above provided is rejected by the Appropriate Agency, Unit Operator shall initiate a new proposal in the same manner as provided in Section 5.1, and the procedure with respect thereto shall be the same as in the case of an initial proposal.

5.5 Consolidation. Two or more participating areas may be combined as provided in the Unit Agreement.

ARTICLE 6

APPORTIONMENT OF COSTS AND OWNERSHIP AND DISPOSITION OF PRODUCTION AND PROPERTY

6.1 Apportionment and Ownership Within Participating Area. Except as otherwise provided in Articles 8, 9, 11, and 12:

A. Costs. All Costs incurred in the development and operation of a participating area for or in connection with production of unitized substances from any pool or zone for which such participating area is established shall be borne by the Parties within such participating area on an Acreage Basis, determined as of the time such Costs are incurred.

B. Production. All Production from a participating area shall be allocated on an Acreage Basis to the tracts of unitized land within such participating area. That portion of such Production which is allocated to any such tract shall be owned by the Party or Parties having Committed Working Interest or Interests therein in the same manner and subject to the same conditions as if actually produced from such tract through a well thereon and as if this Agreement and the Unit Agreement had not been executed.

C. Property. All materials, equipment, and other property, whether real or personal, the cost of which is chargeable as Costs and which have been acquired in connection with the development or operation of a participating area, shall be owned by the Parties within such participating area on an Acreage Basis.

6.2 Ownership and Costs Outside Participating Area. If a well Drilled (including the Deepening or Plugging Back thereof) within a Drilling Block established under the provisions of either Article 9 or Article 10 is completed as a producer but not included within a participating area, then the following provisions shall be applicable:

A. When All Drilling Block Parties Participate. If all Parties within the Drilling Block shall have elected to participate in Drilling and Completing such well, then said well, the Production therefrom, and the materials and equipment therein or appurtenant thereto shall be owned by such Parties; and all Costs incurred in the operation of such well and all Lease Burdens payable in respect of Production from such well shall be borne and paid by said Parties. Apportionment among said Parties of ownership, Costs, and Lease Burdens shall be in the same proportions in which Costs incurred in Drilling the well were borne.

B. When Less Than All Drilling Block Parties Participate. If any Party within the Drilling Block shall have elected not to participate in Drilling or Completing such well, then the provisions of Article 12 shall be applicable thereto; and the relinquished interest of the Non-Drilling Party shall revert to it in the same manner and under the same conditions as provided in Section 12.4 with respect to a well which results in the establishment or enlargement of a participating area, except that the proceeds or market value to be used in determining when such reversion shall occur shall be the proceeds or market value (after making the deductions provided for in Section 12.4) of that portion of the Production obtained from the well which, had the Non-Drilling Party elected to participate in the Drilling or Completing thereof, would have been allocable, on an Acreage Basis within the Drilling Block, to the Non-Drilling Party. Upon reversion of the relinquished interest of the Non-Drilling Party in such well, the provisions of Section 12.5 shall become applicable.

6.3 Cost Liability of Subsequently Created Interests. Anything herein to the contrary not withstanding, if, subsequent to the date of this Agreement, any Party shall create an overriding royalty, production payment, net proceeds interest, carried interest, or any other interest out of its Committed Working Interest (hereinafter called "Subsequently Created Interest"), such Subsequently Created Interest shall be made expressly subject to the terms and provisions of this Section 6.3 and of Section 12.9. If the Party which created such Subsequently Created Interest fails to pay, when due, its share of Costs and the proceeds from its share of Production are insufficient to cover such Costs, then the Subsequently Created Interest shall be chargeable with a pro rata share of such Costs as if such Subsequently Created Interest were a Committed Working Interest; and Unit Operator shall have the right to enforce against such Subsequently Created Interest the lien and all other rights granted in Section 15.5 for the purpose of collecting Costs chargeable to the Subsequently Created Interest.

6.4 Taking in Kind. Each Party shall currently, as produced, take in kind or separately dispose of its share of Production and pay Unit Operator for any extra expenditure necessitated thereby. Except as otherwise provided in Section 15.5, each Party shall be entitled to receive directly all proceeds from the sale of its share of Production. Unit Operator shall timely make all permitted governmental filings relative to the price to be charged for gas; however, Unit Operator shall not be liable if, through mistake or oversight, it should fail to make any such filing or should make erroneous filings.

6.5 Failure to Take in Kind. Should any Party fail to take in kind or separately dispose of its share of Production, the Party acting as Unit Operator shall have the right, revocable at will by the Party owning such share, to purchase such share for its own account at not less than the market price

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February, 1980 (Page 4 Revised 1985)

receives for its own share of Production; provided that all such sales shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but not to exceed one (1) year. Notwithstanding the foregoing, Unit Operator shall not sell or commit any Party's share of gas Production to a sale without first giving such Party not less than ninety (90) days written notice.

6.6 Surplus Materials and Equipment. Materials and equipment owned by the Parties or by any of them pursuant to this Agreement may be classified as surplus by Unit Operator when deemed bv it to be no longer needed in operations hereunder, by giving to each Party owning an interest therein notice thereof. Such surplus materials and equipment shall be disposed of as follows:

A. Each Party owning an interest therein shall have the right to take in kind its share of surplus tubular goods and other surplus items which are susceptible of division in kind, by notice given to Unit Operator within thirty (30) days after classification thereof as surplus, except that such right shall not apply to junk or to any item (other than tubular goods) having a replacement cost of less than Seven Thousand Five Hundred Dollars ($7,500.00).

B. Surplus materials and equipP1ent not divided in kind, other than junk and any item (other than tubular goods) having a replacement cost of less than Seven Thousand Five Hundred Dollars ($7,500.00), shall be sold to the highest bidder or bidders.

C. Surplus materials and equipment not disposed of in accordance with the preceding provisions of this Section shall be disposed of as provided in Exhibit 1.

ARTICLE 7

PLANS OF DEVELOPMENT

7.1 Submittal of Plans. Each plan for the development and operation of the Unit Area shall be submitted by Unit Operator to the Appropriate Agency in accordance with the Unit Agreement and the further provisions of this Article.

7.2 Proposal. Unit Operator shall initiate each proposed plan by submitting the same in writing to each Party at least thirty (30) days before filing the same with the Appropriate Agency. If, within the 30-day period above provided, such plan receives the Approval of the Parties or no written objections are received, then such plan shall be filed.

7.3 Objections to Plan. Within the 30-day period above provided, any Party may submit to Unit Operator written objections to such plan. If, despite such objections, the plan receives the Approval of the Parties, then the Party making the objections may renew the same before the Appropriate Agency.

7.4 Revised Plan. If such plan does not receive the Approval of the Parties, and Unit Operator receives written objections thereto, then Unit Operator shall submit to the Parties a revised plan, taking into account the objections made to the first plan. If no plan receives the Approval of the Parties within sixty (60) days from submission of the first plan, then Unit Operator shall file with the Appropriate Agency a plan reflecting as nearly as practicable the various views expressed by the Parties.

7.5 Rejection of Plan. If a plan filed by Unit Operator as above provided is rejected by the Appropriate Agency, Unit Operator shall initiate a new plan in the same manner as provided in Section. 7.2, and the procedure with respect thereto shall be the same as in the case of an initial plan.

7.6 Notice of Approval or Disapproval. If and when a plan has been approved or disapproved by the Appropriate Agency, Unit Operator shall give prompt notice thereof to each Party.

7.7 Supplemental Plans. If any Party or Parties shall have elected to proceed with a ·Drilling, Deepening, or Plugging Back operation in accordance with the provisions of this Agreement, and such operation is not provided for in the then current plan of development approved by the Appropriate Agency, Unit Operator shall either (a) submit to the Appropriate Agency for approval a supplemental plan providing for the conduct of such operation or (b) request the Appropriate Agency to consent to such operation, if such consent is sufficient.

7.8 Cessation of Operations Under the Plan. If any plan approved by the Appropriate Agency provides for the cessation of any Drilling or other operation therein provided for on the happening of a contingency and such contingency occurs, Unit Operator shall promptly cease such Drilling or other operation and shall not incur any additional Costs in connection therewith unless and until such Drilling or other operation is again authorized, in accordance with this Agreement, by the Parties chargeable with such Costs and the Appropriate Agency.

ARTICLE 8

DEVELOPMENT WELLS

8.1 Purpose and Procedure. It is the purpose of this Article to set forth the procedure for Drilling and Completing a Development Well.

8.2 Drilling. The Drilling of a Development Well shall be pursuant to the procedure herein set forth.

A. Approval Required. The Drilling of a Development Well shall be subject to such Drilling receiving the Approval of the Parties, unless the Drilling of the proposed well is necessary to prevent the loss of a Committed Working Interest in the tract of land on which the proposed well is to be Drilled. Vote by any Party in favor of the Drilling of any such well shall not, however, be deemed an election by such Party to participate in the Costs thereof but shall mean only that such Party

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February. 1980

considers the Drilling of the well to be consistent with the efficient and economic development of the participating area involved and has no objection to the Drilling thereof.

B. Notice of Proposed Drilling. Subject to the provisions of Subdivision A of this Section 8.2, any Party within a participating area may propose the Drilling of a Development Well therein by giving to each of the other Parties within the participating area notice, specifying the location, depth, and estimated cost of the proposed well, which location shall conform to any applicable spacing pattern then existing or an approved exception thereto.

C. Response to Notice. Within thirty (30) days after receipt of such notice, each Party within such participating area shall advise all other Parties therein whether or not it wishes to participate in Drilling the proposed well. If any Party fails to give such advice within said 30-day period, it shall be deemed to have elected not to participate in Drilling the proposed well. If all Parties within such participating area advise that they wish to participate in Drilling the proposed well, then Unit Operator shall Drill the well for the account of all such Parties.

D. Notice of Election to Proceed. Unless all Parties within the participating area agree to participate in Drilling such well, then, within fifteen (15) days after expiration of the 30-day period specified in Subdivision C of this Section 8.2, each Party within the participating area then desiring to have the proposed well Drilled shall give to all other Parties therein notice of its election to proceed with the Drilling of said well. Failure to give such notice shall be deemed an election not to participate in Drilling the well.

E. Subsequent Election. If election to Drill the proposed well is made, any Party within the participating area who had not previously elected to participate therein may do so by notice given to Unit Operator at any time before the well is spudded, in which event such Party shall be included in the Drilling Party. However, such Party shall be bound by any and all Directions and Approvals theretofore given by the Drilling Party concerning the Drilling of the well.

F. Effect of Election. If one or more, but not all, of the Parties within the participating area elect to proceed with the Drilling of the well, Unit Operator shall Drill the well for the account of such Party or Parties, who shall constitute the Drilling Party, on an Acreage Basis among them selves, or on such other basis as said Parties may specify.

G. Rights and Obligations of Drilling Party and Non-Drilling Party. Whenever a Development Well is Drilled otherwise than for the account of all Parties within the participating area involved, the provisions of Article 12 shall be applicable to such operation.

8.3 Attempted Completion. The attempted Completion of Development Wells Drilled to their projected depths shall be governed by the following provisions:

A. Notice by Unit Operator. After a Development Well has reached its projected depth and been tested, logged, and logs furnished to each Drilling Party, but before production pipe has been set, Unit Operator shall give notice thereof to each Drilling Party.

B. Right to Attempt Completion. Each Drilling Party shall have the right to initiate a proposal to attempt the Completion of such well and also shall be entitled to participate in the Completion attempt.

C. Time and Manner of Initiating Proposal. A period of twenty-four (24) hours (exclusive of Saturdays, Sundays, and holidays) from and after receipt of the notice given pursuant to Subdivision A of this Section 8.3 shall be allowed within which a Party entitled to do so may initiate a proposal to Complete. Any such proposal shall be initiated by giving notice thereof to Unit Operator and to each Drilling Party. If no such proposal is initiated within said period and no other proposal is initiated pursuant to Article 11, Unit Operator shall plug and abandon the well for the account of the Drilling Party.

D. Election. If a proposal to Complete is initiated, each Drilling Party shall have a period of twenty-four (24) hours (exclusive of Saturdays, Sundays, and holidays) from and after receipt of such proposal within which to notify Unit Operator whether or not it elects to participate in the Completion attempt. The failure of a Party to signify its election within said 24-hour period shall be deemed an election not to participate in the Completion attempt.

E. Effect of Election. The Party or Parties electing to participate in an attempt to Complete a well as above provided shall constitute the Completing Party for such operation. Each Party who was entitled to make such election but failed to do so as above provided shall be a Non-Completing Party with respect to such operation. Such operation shall be conducted by Unit Operator for the account of the Party or Parties constituting the Completing Party, on an Acreage Basis among themselves, or on such other basis as the Completing Party may specify. Such operation, if successful, shall include Equipping the well for production.

F. Rights and Obligations of Completing Party and Non-Completing Party. Upon the commencement of a Completion operation otherwise than for the account of all Drilling Parties, the provisions of Article 12 shall be applicable to such operation.

G. Notice Prior to Plugging. Before plugging and abandoning any Development Well which was Drilled to its projected depth and not completed as a producer of unitized substances, Unit Operator shall give the notice specified in Section 11.1 A, unless every Party entitled to the notice has consented to the plugging and abandonment of such well, in which event Unit Operator shall plug and abandon the well for the account of the Completing Party. Upon the giving of such notice, the provisions of Article 11 shall apply.

ROCKY MOUNTAIN U JIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February 1980 (Page 6 Revised 1985)

ARTICLE 9

EXPLORATORY WELLS

9.1 Purpose and Procedure. It is the purpose of this Article to set forth the procedure for Drilling and Completing an Exploratory Well.

9.2 Drilling. The Drilling of an Exploratory Well shall be pursuant to the procedure herein set forth.

A. Notice of Proposed Drilling. Any Party desiring the Drilling of an Exploratory Well on land in which it owns a Committed Working Interest shall designate an area, herein called a Drilling Block, not to exceed 960 acres, which, on the basis of available geological information, will, in its judgment, be proved productive by the Drilling of such well. Unit Operator and each Party within the Drilling Block shall be furnished with a plat and description of the area so designated, together with notice of the location, objective formation, estimated depth, and estimated cost of the proposed well. The location of the proposed we II shall conform to any applicable spacing pattern then existing or an approved exception thereto. The Drilling Block shall include no land in an established participating area for the objective formation for the well to be Drilled thereon nor any land included in a proposal therefor filed with the Appropriate Agency nor any land within an active, previously designated Drilling Block for such formation. The Drilling Block shall be considered active for ninety (90) days after the designation thereof and, if the actual Drilling of a well is commenced thereon within such period, until either:

(1) the Completion of the well, if it is completed otherwise than as a producer of unitized substances in Paying Quantities, either at its original projected depth or, if Deepening or Plugging Back operations are conducted, at any other projected depth; or

(2) the filing with the Appropriate Agency of a proposal for the establishment or revision of a participating area if the Completion of the well results in the filing of such proposal.

B. Basis of Participation. Each Party within the Drilling Block shall be entitled to participate in the Costs of Drilling the proposed well on an Acreage Basis but shall be required to do so only if it notifies the other Parties within the Drilling Block of its willingness so to participate, as hereinafter in this Article 9 provided.

C. Exclusion of Land From Proposed Drilling Block. Within thirty (30) days after receipt of such notice, any part of the land included in the proposed Drilling Block may be excluded therefrom at the Direction of the Parties therein. In such event the proposed Drilling Block, as reduced by the exclusion of such land, shall be established as the Drilling Block. In the absence of any such Direction, then, at the expiration of said 30-day period, the proposed Drilling Block shall be established as the Drilling Block.

D. Preliminary Notice to Join in Drilling. Within ten (10) days after the establishment of the Drilling Block, each Party within such Drilling Block shall advise all other Parties therein whether or not it wishes to participate in Drilling the proposed well. If any Party fails to give such advice within said 10-day period, it shall be deemed to have elected not to participate in Drilling the proposed well. If all Parties within the Drilling Block advise that they wish to participate in Drilling the proposed well, then Unit Operator shall Drill the well for the account of all such Parties.

E. Notice of Election to Proceed. Unless all Parties within the Drilling Block agree to participate in Drilling such well, then, within fifteen (15) days after expiration of the 10-day period specified in Subdivision D of this Section 9.2, each Party within the Drilling Block then desiring to have the proposed well Drilled shall give to all other Parties therein notice of its election to proceed with the Drilling of said well. Failure to give such notice shall be deemed an election not to participate in Drilling the well.

F. Subsequent Election. If election to Drill the proposed well is made, any Party within the Drilling Block who had not previously elected to participate therein may do so by notice given to all other Parties within the Drilling Block at any time before the well is spudded, in which event such Party shall be included in the Drilling Party. However, such Party shall be bound by any and all Directions and Approvals theretofore given by the Drilling Party concerning the Drilling of the well.

G. Effect of Election. If one or more, but not all, of the Parties within the Drilling Block elect to proceed with the Drilling of the well, Unit Operator shall Drill the well for the account of such Party or Parties, who shall constitute the Drilling Party, on an Acreage Basis among themselves, or on such other basis as said Parties may specify.

H. Rights and Obligations of Drilling Party and Non-Drilling Party. Whenever an Exploratory Well is Drilled otherwise than for the account of all Parties within the Drilling Block involved, the provisions of Article 12 shall be applicable to such operation.

9.3 Attempted Completion. The attempted Completion of Exploratory Wells Drilled to their projected depths shall be governed by the following provisions:

A. Notice by Unit Operator. After an Exploratory Well has reached its projected depth and has been tested, logged, and logs furnished to each Drilling Party, but before production pipe has been set, Unit Operator shall give notice thereof to each Drilling Party.

B. Right to Attempt Completion. Each Drilling Party shall have the right to initiate a proposal to attempt the Completion of such well and also shall be entitled to participate in the Completion attempt.

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February 1980 (Page 7 Revised 1985)

C. Time and Manner of Initiating Proposal. A period of twenty-four (24) hours (exclusive of Saturdays, Sundays, and holidays) from and after receipt of the notice given pursuant to Subdivision A of this Section 9.3 shall be allowed within which a Party entitled to do so may initiate a proposal to Complete. Any such proposal shall be initiated by giving notice thereof to Unit Operator and to each Drilling Party. If no such proposal is initiated within said period and no other proposal is initiated pursuant to Article 11, Unit Operator shall plug and abandon the well for the account of the Drilling Party.

D. Election. If a proposal to Complete is initiated, each Party entitled to participate in the Completion attempt shall have a period of twenty-four (24) hours (exclusive of Saturdays, Sundays, and holidays) from and after receipt of such proposal within which to notify Unit Operator whether or not it elects to participate in the Completion attempt. The failure of a Party to signify its election within said 24-hour period shall be deemed an election not to participate in the Completion attempt.

E. Effect of Election. The Party or Parties electing to participate in an attempt to Complete a well as above provided shall constitute the Completing Party for such operation. Each Party who was entitled to make such election but failed to do so as above provided shall be a Non-Completing Party with respect to such operation. Such operation shall be conducted by Unit Operator for the account of the Party or Parties constituting the Completing Party, on an Acreage Basis among themselves, or on such other basis as the Completing Party may specify. Such operation, if successful, shall include Equipping the well for production.

F. Rights and Obligations of Completing Party and Non-Completing Party. Upon the commencement of a Completion operation otherwise than for the account of all Drilling Parties, the provisions of Article 12 shall be applicable to such operation.

G. Notice Prior to Plugging. Before plugging and abandoning any Exploratory Well which was Drilled to its projected depth and not completed as a producer of unitized substances, Unit Operator shall give the notice specified in Section 11.1 A, unless every Party entitled to the notice has consented to the plugging and abandonment of such well, in which event Unit Operator shall plug and abandon the well for the account of the Completing Party. Upon the giving of such notice, the provisions of Article 11 shall apply.

ARTICLE 10

REQUIRED WELLS

10.1 Definition. For the purpose of this Article, a well shall be deemed a Required Well if the Drilling thereof is required by a final order of the Appropriate Agency. Such an order shall be deemed final upon expiration of the time allowed for appeal therefrom without the commencement of appropriate appeal proceedings or, if such proceedings are commenced within said time, upon the final disposition of the appeal. Whenever Unit Operator receives any such order, it shall promptly mail a copy thereof to each Party. If any such order is appealed, the Party appealing shall give prompt notice thereof to Unit Operator and to each of the other Parties, and, upon final disposition of the appeal, Unit Operator shall give each Party prompt notice of the result thereof.

10.2 Election to Drill. Any Party desiring to Drill, or to participate in the Drilling of, a Required Well shall give to Unit Operator notice thereof within thirty (30) days after the order requiring such well becomes final or within such lesser time as may be required to insure compliance with such order. If such notice is given within said period, Unit Operator shall Drill the Required Well for the account of the Party or Parties giving such notice; provided, however, if the Required Well is a Development Well, it shall not be Drilled unless it receives the Approval of the Parties within the participating area involved. All rights and obligations with respect to the ownership of such well, the operating rights therein, the Production therefrom, and the bearing of Costs incurred therein shall be the same as if the well had been Drilled under Article 8, if the same is a Development Well, or under Article 9, if the same is an Exploratory Well or a Subsequent Test Well.

10.3 Alternatives to Drilling. If no Party elects to Drill a Required Well within the period allowed for such election, and if any of the following alternatives is available, the first such alternative which is available shall be followed:

A. Compensatory Royalties. If compensatory royalties may be paid in lieu of Drilling the well and if payment thereof receives, within said period, the Approval of the Parties who would be chargeable with the Costs incurred in Drilling the well if the well were Drilled as provided in Section 10.4, Unit Operator shall pay such compensatory royalties for the account of said Parties; or

B. Contraction. If the Drilling of the well may be avoided, without other penalty, by contraction of the Unit Area, Unit Operator shall make a reasonable effort to effect such contraction; or

C. Termination. If the Required Well is a Subsequent Test Well, the Parties shall join in termination of the Unit Agreement in accordance with its provisions.

10.4 Required Drilling. If none of the foregoing alternatives is available, Unit Operator shall Drill the Required Well under whichever of the following provisions is applicable:

A. Development Well. If the Required Well is a Development Well, it shall be Drilled by Unit Operator for the account of all Parties within the participating area in which the well is Drilled; or

B. Exploratory Well. If the Required Well is an Exploratory Well, the Drilling Block for such well shall consist of all forty (40) acre subdivisions and lots of the Public Land Survey of which more than one-half of the surface area is within a distance of 2,640 feet from the proposed bottom hole location of such well, but excluding therefrom all lands within any participating area theretofore

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February, 1980 (Page 8 Revised 1985)

established for the pool or zone to which the well is to be Drilled. Unit Operator shall Drill such well for the account of all the Parties owning Committed Working Interests within the Drilling Block, on an Acreage Basis among themselves; and no such Party shall have the right to elect not to participate in the Drilling of said well.

ARTICLE 11

DEEPENING, PLUGGING BACK, AND ABANDONMENT

11.1 Attempted Deepening or Plugging Back. The attempted Deepening or Plugging Back of wells not completed as producers of unitized substances at their original projected depths shall be governed by the following provisions of this Section 11.1 and by the provisions of Section 11.2, unless every Party entitled to the notice provided for in Subdivision A of this Section 11.1 has consented to the plugging and abandonment of such well:

A. Notice by Unit Operator. Before abandoning any well which has been Drilled to its original projected depth but not completed as a producer of unitized substances, Unit Operator shall give notice of its intention to plug and abandon such well to each Drilling Party and Non-Drilling Party.

B. Right to Initiate Proposal. Each Party who participated in the Drilling of a well concerning which notice is g1ven in accordance with Subdivision A of this Section 11.1 and any other Party owning a Committed Working Interest in the tract of land on which the well is located may initiate a proposal to attempt to Deepen or Plug Back such well; provided, however, if the well was Drilled as a Development Well, a proposal to Deepen or Plug Back may be initiated only by a Party owning a Committed Working Interest in the tract of land on which the well is located.

C. Right to Participate. In order to be entitled to participate in a Deepening or Plugging Back operation, a Party must have the right to initiate the same or must own a Committed Working Interest in the Drilling Block theretofore established for Drilling the well involved; if no Drilling Block was theretofore established for Drilling such well, the Drilling Block for such Deepening or Plugging Back operation shall be established automatically in accordance with the provisions of Subdivision B of Section 10.4, which shall be applicable hereto.

D. Time and Manner of Initiating Proposal. A period of twenty-four (24) hours (exclusive of Saturdays, Sundays, and holidays) from and after receipt of the notice given pursuant to Subdivision A of this Section 11.1 shall be allowed within which a Party entitled to do so may initiate a proposal to Deepen or Plug Back. Any such proposal shall be initiated by giving notice thereof to Unit Operator and to each Party entitled to participate in the proposed operation. If no such proposal is initiated within said period, Unit Operator shall plug and abandon the well for the account of the Completing Party if a Completion attempt was made or, if not, then for the account of the Drilling Party.

E. Election. If a proposal to Deepen or Plug Back a well is initiated, each Party entitled to participate in the operation proposed shall have a period of forty-eight (48) hours (exclusive of Saturdays, Sundays, and holidays) from and after receipt of such proposal within which to notify Unit Operator whether or not it elects to participate in the proposed operation. The failure of a Party to signify its election within said 48-hour period shall be deemed an election not to participate in the proposed operation.

F. Effect of Election. The Party or Parties electing to participate in an operation to Deepen or Plug Back a well as above provided shall constitute the Participating Party for such operation. Each Party who was entitled to make such election but failed to do so as above provided shall be a Non-Participating Party with respect to such operation. Such operation shall be conducted by Unit Operator for the account of the Party or Parties constituting the Participating Party, on an Acreage Basis among themselves, subject, however, to the provisions of Section 11.2 and Section 11.3. If the Party or Parties making such election do not proceed with the operation, the Costs incurred in plugging and abandoning the well shall be charged and borne as part of the Costs incurred in Drilling the well.

G. Rights and Obligations of Participating Party and Non-Participating Party. Upon the commencement of a Deepening or Plugging Back operation otherwise than for the account of all Parties entitled to participate therein, the provisions of Article 12 shall be applicable to such operation.

11.2 Deepening or Plugging Back to Participating Area. If a well within the surface boundaries of a participating area is to be Deepened or Plugged Back to the pool or zone for which such participating area was established, such operation, including the Completion of such well, may be conducted only if it receives the Approval of the Parties within such participating area, and only upon such terms and conditions as may be specified in such Approval, and upon such further terms and conditions as may be agreed to by the Parties owning interests in the well immediately prior to the commencement of any such Deepening or Plugging Back operation.

11.3 Conflicts. If conflicting elections to attempt to Deepen or Plug Back are made in accordance with the provisions of this Article 11, preference shall be given first to Deepening. However, if a Deepening attempt does not result in completion of the well as a producer of unitized substances, Unit Operator shall again give notice in accordance with Subdivision A of Section 11.1 before plugging and abandoning the well.

11.4 Attempted Completion. Except as otherwise provided in Section 11.2, the attempted Completion of a well Deepened or Plugged Back to the depth projected for such Deepening or Plugging Back operation shall be governed by the provisions of Section 9.3, unless every Participating Party has

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February, 1980 (Page 9 Revised 1985)

consented to the plugging and abandonment of such well, in which event Unit Operator shall plug and abandon the well for the account of the Participating Party.

11.5 Abandonment of Producing Wells. A well completed as a producer of unitized substances within a participating area shall be abandoned for plugging if and when abandonment thereof receives the Approval of the Parties within such participating area, subject, however, to the provisions of Section 11.6. The abandonment of a well completed as a producer but not included in a participating area shall be governed by the following provisions:

A. Consent Required. Such well shall not be abandoned for production from the pool or zone in which it is Completed, except with the consent of all Parties then owning the well.

B. Abandonment Procedure. If the abandonment of such well receives the Approval of the Parties who own the well but is not consented to by all such Parties, Unit Operator shall give notice thereof to each Party, if any, then having an interest in the well who did not join in such Approval. Any such non-joining Party who objects to abandonment of the well (herein called Non-Abandoning Party) may give notice thereof to all other Parties (herein called Abandoning Parties) then having interests in the well, provided such no lice is given within thirty (30) days after receipt of the notice given by Unit Operator. If such objection is so made, the Non-Abandoning Party or Parties shall forthwith pay to the Abandoning Parties their respective shares of the Salvage Value of the well. Upon the making of such payment, the Abandoning Parties shall be deemed to have relinquished to the Non-Abandoning Party or Parties all their operating rights and working interest in the well, but only with respect to the pool or zone in which it is then Completed, and all their interest in the materials and equipment in or pertaining to the well. If there is more than one Non-Abandoning Party, the interests so relinquished shall be owned by the Non-Abandoning Parties in the proportions which their respective interests in the well bear to the total of their interests therein immediately prior to such relinquishment.

C. Rights and Obligations of Non-Abandoning Party. After the relinquishment above provided for, such well shall be operated by Unit Operator for the account of the Non-Abandoning Party or Parties, who shall own all Production therefrom and shall bear all Costs, Lease Burdens, and other burdens thereafter incurred in operating the well and plugging it when abandoned (unless the well is taken over for Deepening or Plugging Back as hereinafter provided) and also the Costs of any additional tankage, flow lines, or other facilities needed to measure separately the unitized substances produced from the well. Costs shall include an overhead charge computed at the highest per well rate applicable to the operation of a single producing well in accordance with Exhibit 1, if such rate is provided.

D. Option to Repurchase Materials. If a well taken over by the Non-Abandoning Party or Parties as above provided is abandoned for plugging within six (6) months after relinquishment by the Abandoning Parties of their interests therein, each Abandoning Party shall have the right at its option to repurchase that portion of the materials and equipment salvaged from the well which is equal to the interest relinquished by it to the Non-Abandoning Party or Parties, at the value previously fixed therefor. Said option may be exercised only by notice given to Unit Operator and to the Non-Abandoning Party or Parties within fifteen (15) days after receipt of the notice given by Unit Operator pursuant to Section 11.6.

11.6 Deepening or Plugging Back Abandoned Producing Wells. Before plugging any well authorized for abandonment pursuant to Section 11.5, Unit Operator shall give notice to the Party or Parties owning Committed Working Interests in the tract of land upon which the well is located, which Parties, for the further purposes of this Section 11.6, shall constitute the Parties entitled to initiate and participate in a proposed Deepening or Plugging Back operation. Within ten (10) days after receipt of said notice, any such Party desiring the Deepening or Plugging Back of such well shall give notice thereof to Unit Operator and to each Party entitled to participate in the proposed operation; and all the provisions of Subdivisions E, F, and G of Section 11.1 shall apply in the same manner as if the proposed Deepening or Plugging Back were a proposal for the Drilling of an Exploratory Well, subject, however, to the provisions of Section 11.2 and Section 11.3. If no Party gives notice of desire to Deepen or Plug Back such well within said period often (10) day. or if such notice is given but no party elects to proceed with the Deepening or Plugging Back of the well within the time specified therefor, Unit Operator shall plug and abandon the well for the account of the Party or Parties owning the well.

ARTICLE 12

RIGHTS AND OBLIGATIONS OF DRILLING PARTY AND NON-DRILLING PARTY

12.1 Use of Terms. As used in this Article, the terms "Drilling Party" and "Non-Drilling Party" are to be understood as including "Completing Party" and "Non-Completing Party" and "Participating Party" and "Non-Participating Party", respectively, as such terms are used in Articles 8, 9, and 11.

12.2 Scope of Article. The rights and obligations of the Drilling Party and Non-Drilling Party with respect to any Drilling, Deepening, Plugging Back, or Completion operation conducted otherwise than for the account of all Parties entitled to participate therein shall be governed by the succeeding provisions of this Article 12.

12.3 Relinquishment of Interest by Non-Drilling Party. When any Drilling, Deepening, Plugging Back, or Completion operation is conducted otherwise than for the account of all Parties entitled to participate therein, each Non-Drilling Party, upon the commencement of such operation, shall be deemed to have relinquished to the Drilling Party, and the Drilling Party shall own, all such Non-

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)'

February, 1980 (Page 10 Revised 1985)

Drilling Party's operating rights and working interest in and to the well with respect to which such operation was conducted. In the case of a Deepening or Plugging Back operation, if a Non-Drilling Party in such operation owned an interest in the well immediately prior to the Deepening or Plugging Back, then the Drilling Party for that operation shall pay to such Non-Drilling Party its share of the Salvage Value of the well, such payment to be made at the time the well is taken over by the Drilling Party for Deepening or Plugging Back.

12.4 Reversion of Relinquished Interest. If, as a result of any Drilling, Deepening, Plugging Back, or Completion operation conducted otherwise than for the account of all Parties entitled to participate therein, a well is completed as a producer of unitized substances and is a Development Well or results in the establishment or enlargement of a participating area to include such well and if, by reason thereof, there is included in such participating area any land within the Drilling Block in which a Non-Drilling Party owns a Committed Working Interest, then the operating rights and working interest relinquished by such Non-Drilling Party shall revert to it at such time as the proceeds or market value of that portion of the Production obtained from the well after such relinquishment which is allocated to all the acreage of such Non-Drilling Party in the participating area involved (after deducting from such proceeds or market value all Lease Burden and all taxes upon or measured by Production that are payable up to such time on said portion of the Production from such well) shall equal the total of the following:

A. 100% of that portion of the Costs incurred in Equipping the well and in operating the well after such relinquishment, and up to such time, that would have been charged to such Non-Drilling Party had the well been Drilled, Deepened, Plugged Back, or Completed and Equipped for the account of all Parties entitled to participate therein.

B. 300% of that portion of the Costs incurred in Drilling, Deepening, Plugging Back, or Completing the well that would have been charged to such Non-Drilling Party had the well been Drilled, Deepened, Plugged back, or Completed and Equipped for the account of all Parties entitled to participate therein.

However, if a Deepening or Plugging Back operation is involved, then (1) any payment made to such Non-Drilling Party as its share of the Salvage Value of the well in accordance with Section 12.3 shall be added to and deemed part of the Costs incurred in operating the well, for the purposes of Subdivision A above, and (2) if such Non-Drilling Party did not participate in the initial Drilling of the well, but the Drilling Party did participate therein, and if the interest relinquished by such Non-Drilling Party upon the initial Drilling of the well had not reverted to it before such Deepening or Plugging Back, then, for the purposes of Subdivision B above, (i) where a Plugging Back is involved, there shall be added to and deemed part of the Costs incurred in such Plugging Back the then unrecovered portion of the Costs incurred in the initial Drilling of the well down to the pool or zone in which such well is completed as a producer of unitized substances as a result of such Plugging Back, and (ii) where a Deepening is involved, there shall be added to and deemed part of the Costs incurred in such Deepening the then unrecovered portion of the Costs incurred in the initial Drilling of the well.

12.5 Effect of Reversion. From and after reversion to a Non-Drilling Party of its relinquished interest in a well, such Non-Drilling Party shall share, on an Acreage Basis, in the ownership of the well, the operating rights and working interests therein, the materials and equipment in or pertaining to the well, the Production therefrom, and the Costs of operating the well.

12.6 Rights and Obligations of Drilling Party. The Drilling Party for whom a well is Drilled, Deepened, Plugged Back, or Completed shall pay and bear all Costs incurred therein and shall own the well and the materials and equipment in the well or pertaining thereto, subject to reversion to each Non-Drilling Party of its relinquished interest in the well. If the well is a Development Well or results in the establishment or enlargement of a participating area to include the well, then, until reversion to a Non-Drilling Party of its relinquished interest, the Drilling Party shall own that portion of the Production obtained from the well after such relinquishment which is allocated to all the acreage of such Non-Drilling Party in the participating area involved and shall pay and bear (a) that portion of the Costs incurred in operating the well that otherwise would be chargeable to such Non-Drilling Party and (b) all Lease Burdens that are payable with respect to that portion of the Production from such well which is allocated to the acreage of such Non-Drilling Party. If the Drilling Party includes two or more Parties, the burdens imposed upon and the benefits accruing to the Drilling Party shall be shared by such Parties on an Acreage Basis among themselves.

12.7 Accounting Due Non-Drilling Party. In the event a relinquishment of interest by a Non Drilling Party occurs pursuant to any provision of this Agreement with respect to any well and Production is had from such well, Unit Operator shall furnish each Non-Drilling Party, upon its request, all information referred to in Subdivision F of Section 16.1 and, in addition, the following:

A. an itemized statement of the Costs of the operation in which the Non-Drilling Party did not participate; and

B. until reversion occurs, a monthly itemized statement of the Costs incurred in operating said well, the quantity of Production obtained therefrom, the proceeds received from the sale of such Production, and the Lease Burdens paid with respect thereto.

12.8 Stand-By Rig Time. Stand-by time for the rig on a well for the period of time allowed for the initiation of a proposal and for the response thereto shall be charged and borne as part of the Costs incurred in the operation just completed. Stand-by time subsequent to said period of time shall be charged to and borne as Costs incurred in the proposed operation, unless no Party elected to participate therein.

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February, 1980 (Page 10A Revised 1985)

12.9 Subsequently Created Lease Burdens. Anything herein to the contrary notwithstanding, if, subsequent to the date of this Agreement, any Party shall create an overriding royalty, production payment, net proceeds interest, carried interest. or any other interest out of its Committed Working Interest and at any time become a Non-Drilling Party with respect to any operation conducted under this Agreement, then the Drilling Party entitled to receive the share of Production to which the Non-Drilling Party would otherwise be entitled shall receive the same free and clear of any such burden, and the Non-Drilling Party who created such burden shall hold the Drilling Party harmless with respect thereto.

l0A (The next page is 11)

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February. 1980

ARTICLE 13

ADJUSTMENT ON ESTABLISHMENT OR CHANGE OF PARTICIPATING AREA

13.1 When Adjustment l\lade. Whenever, in accordance with the Unit Agreement, a participating area IS established, or revised by contraction or enlargement, and whenever two or more participating areas are combined (the participating area resulting from such establishment, revision, or combination being hereinafter referred to as a "resulting area"), an adjustment shall be made in accordance with the succeeding provisions of this Article 13, as of the date on which the establishment revision or combination that creates such resulting area becomes effective, such date being hereinafter referred to as the "effective date" of such resulting area. For the purposes of this Article 13, all Costs of a usable well shall be deemed to have been incurred on the date the well was Completed.

13.2 Definitions. As used in this Article 13:

A. "Usable well" within a resulting area means a well which is either (1) completed in and capable of producing unitized substances from a pool or zone for which the resulting area was created or (2) used as a disposal well, injection well, or otherwise in connection with the production of unitized substances from such resulting area.

B. "Intangible value" of a usable well within a resulting area means the amount of those Costs incurred in Drilling, Completing, and Equipping such well, down to the deepest pool or zone for which such resulting area was created, which contribute to the production of unitized substances therefrom and which are properly classified as intangible costs in conformity with accounting practices generally accepted in the industry, reduced at the following rates for each month during any part of which such well was operated prior to the effective date of such resulting area:

(1) .5 % per month for a cumulative total of 60 months, and

(2) NONE% per month for each month in excess of said cumulative total.

C. "Tangible property" serving a resulting area means any kind of tangible property (whether or not in or pertaining to a well) which has been acquired for use in or in connection with the production of unitized substances from such resulting area or any portion thereof, and the cost of which has been charged as Costs pursuant to this Agreement.

D. "Value" of tangible property means the amount of Costs incurred in the construction or installation thereof (except installation costs properly classified as part of the intangible costs incurred in connection with a well), reduced, in the case of tangible property which is generally regarded as depreciable, at the rate of .50 % per month for each month during any part of which such well has been operated prior to the effective date of such resulting area.

13.3 Method of Adjustment on Establishment or Enlargement. As promptly as reasonably possible after the effective date of a resulting area created by the establishment or enlargement of a participating area, and as of such effective date, an adjustment shall be made in accordance with the following provisions, except to the extent otherwise specified in Section 13.6:

A. The intangible value of each usable well within such resulting area on the effective date thereof shall be credited to the Party or Parties owning such well immediately prior to such effective date, in proportion to their respective interests in such well immediately prior to such effective date. The total amount so credited as the intangible value of usable wells shall be charged to all Parties within the resulting area on an Acreage Basis.

B. The value of each item of tangible property serving the resulting area on the effective date thereof shall be credited to the Party or Parties owning such item immediately prior to such effective date, in proportion to their respective interests in such item immediately prior to such effective date. The total amount so credited as the value of the tangible property shall be charged to all Parties within the resulting area on an Acreage Basis.

C. If a resulting area, on the effective date thereof, is served by any tangible property or usable well which also serves another participating area or other participating areas, the value of such tangible property and usable well (including the intangible value thereof shall be determined in accordance with Subdivision D of Section 13.2, and such value shall be fairly apportioned between such resulting area and such other participating area or areas, provided that such apportionment receives the Approval of the Parties in each participating area concerned. That portion of the value of such tangible property and usable well (including the intangible value thereof) which is so apportioned to the resulting area shall be included in the adjustment made as of the effective date of such resulting area in the same manner as is the value of tangible property serving only the resulting area.

D. The credits and charges above provided for shall be made by Unit Operator in such manner that an adjustment shall be made for the intangible value of usable wells separate and apart from an adjustment for the value of tangible property. On each such adjustment, each Party who is charged an amount in excess of the amount credited to it shall pay to Unit Operator the amount of such excess, which shall be considered as Costs chargeable to such Party for all purposes of this Agreement; and such amount, when received by Unit Operator, shall be distributed or credited to the Parties who, in such adjustment, are credited with amounts in excess of the amounts charged to them respectively.

13.4 Method of Adjustment on Contraction. As promptly as reasonably possible after the effective date of a contraction of a participating area, an adjustment shall be made with each Party owning a

ROCKY MOUNTAIN UNIT OPERATINGAGREEMENT

Form 2 (Divided Interest)

February. 1980

Committed Working Interest in land excluded from the participating area by such contraction (such Committed Working Interest being hereinafter in this Section referred to as "excluded interest") in accordance with the following provisions:

A. An adjustment for intangibles shall be made in accordance with Subdivision B of this Section 13.4, and a separate adjustment for tangibles shall be made in accordance with Subdivision C of this Section 13.4.

B. Such Party shall be credited with the sum of (1) the total amount theretofore charged against such Party with respect to its excluded interest, pursuant to the provisions of Exhibit 1, as intangible Costs incurred in the development and operation of the participating area prior to the effective date of such contraction, plus (2) the total amount charged against such Party with respect to such excluded interest as intangible value of usable wells in any previous adjustment or adjustments made upon the establishment or revision of such participating area. Such Party shall be charged with the sum of (1) the market value of that portion of the Production from such participating area which, prior to the effective date of such contraction, was delivered to such Party with respect to such excluded interest, less the amount of Lease Burdens and taxes paid or payable on said portion, plus (2) the total amount credited to such Party with respect to such excluded interest as intangible value of usable wells in any previous adjustment or adjustments made upon the establishment or revision of such participating area. Any difference between the amount of said credit and the amount of said charge shall be adjusted as hereinafter provided.

C. Such Party shall be credited with the sum of (1) the total amount theretofore charged against such Party with respect to its excluded interest, pursuant to the provisions of Exhibit 1, as Costs other than intangible Costs incurred in the development and operation of the participating area prior to the effective date of such contraction, plus (2) the total amount charged against such Party with respect to its excluded interest as value of tangible property in any previous adjustment or adjustments made upon the establishment or revision of such participating area, plus (3) the excess, if any, of the credit provided for in Subdivision B of this Section 13.4 over the charge provided for in said Subdivision B. Such Party shall be charged with the sum of(l) the excess, if any, of the charge provided for in said Subdivision B over the credit therein provided for, plus (2) the total amount credited to such Party with respect to its excluded interest as value of tangible property in any previous adjustment or adjustments made upon the establishment or revision of such participating area.

D. If the charge provided for in Subdivision C of this Section 13.4 is equal to or greater than the credit therein provided for, no adjustment shall be made with such Party. However, if the credit provided for in said Subdivision C is in excess of the charge therein provided for, such excess shall be charged on an Acreage Basis against Parties who remain in the participating area after such contraction and shall be paid by said Parties to Unit Operator upon receipt of invoices therefor. Such payments, when received by Unit Operator, shall be paid by it to the Party owning such excluded interest.

13.5 Ownership of Wells and Tangible Property. From and after the effective date of a resulting area, all usable wells within such resulting area and all tangible property serving such resulting area shall be owned by the Parties within such area on an Acreage Basis, except that (a) in the case of tangible property serving a participating area or participating areas in addition to the resulting area, only that undivided interest therein which is proportionate to that portion of the value thereof which is included in the adjustment provided for shall be owned by the Parties within the resulting area on an Acreage Basis, and (b) if a Party within the resulting area was a Non-Drilling Party for a well which is a usable well within such resulting area on the effective date thereof, and if the relinquished interest of such Non-Drilling Party in such well has not reverted to it prior to such effective date, the Drilling Party for such well shall own the interest therein that would otherwise be owned by such Non-Drilling Party until reversion to such Non-Drilling Party of its relinquished interest in such well.

13.6 Relinquished Interest of Non-Drilling Parties. If the interest relinquished by a Non-Drilling Party in a well which is a usable well within a resulting area on the effective date thereof has not reverted to it prior to such effective date, then insofar, but only insofar, as they relate to such well, the adjustments provided !'or in Section 13.3 shall be subject to the following provisions, wherein the sum of the intangible value of such well, plus the value of the tangible property in or pertaining thereto, is referred to as the "value" of such well:

A. The Drilling Party for such well shall be charged with that part of the value of the well that would otherwise be chargeable to such Non-Drilling Party with respect to (1) such Non-Drilling Party's Committed Working Interest or Interests in the participating area in which the well was Drilled, as such participating area existed when the Drilling of the well was commenced, if the well was Drilled as a Development Well, or (2) the Committed Working Interest or Interests of such Non-Drilling Party which entitled it to participate in the Drilling, Deepening, Plugging Back, or Completion of the well, if it was Drilled, Deepened, Plugged Back, or Completed otherwise than as a Development Well. However, such Non-Drilling Party shall be charged with such part, if any, of the value of such well as is chargeable to it, in accordance with Subdivisions A and B of Section 13.3, with respect to its Committed Working Interests other than those referred to in (1) and (2) above.

B. If that part of the value of such well which would have been credited to such Non-Drilling Party if the well had been Drilled, Deepened, Plugged Back, or Completed for the account of all Parties entitled to participate therein exceeds the amount provided in Subdivison A of this Section.

13.6 to be charged against the Drilling Party, such excess shall be applied against the reimbursement

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February, 1980

to which the Drilling Party is entitled out of Production that would otherwise accrue to such Non-Drilling Party. Any balance of such excess over the amount necessary to complete such reimbursement shall be credited to such Non-Drilling Party.

ARTICLE 14

SUPERVISION OF OPERATIONS BY PARTIES

14.1 Right of Supervision. Each operation conducted by Unit Operator under this Agreement or the Unit Agreement shall be subject to supervision and control in accordance with the succeeding provisions of this Article 14 by the Parties who are chargeable with the Costs thereof.

14.2 Voting Control. In the supervision of an operation conducted by Unit Operator, the Parties chargeable with the Costs of such operation shall have the right to vote in proportion to their respective obligations for such Costs. The Parties having the right to vote on any other matter shall vote thereon on an Acreage Basis. Except as provided for in the Unit Agreement and except as otherwise specified in this Agreement (particular reference being made to Section 25.1, Section 27.1, and that portion of Section 11.5 relating to abandonment of producing wells outside of a participating area), the affirmative vote of IMAGE OMITTEDParties having 65 % or more of the voting power on any matter which is proper for action by them shall be binding upon all Parties entitled to vote thereon; provided, however, if one Party voting in the affirmative has 65 % or more but less than 75 % of the voting power, the affirmative vote of such Party shall not be binding upon the Parties entitled to vote thereon unless its vote is supported by the affirmative vote of at least one additional Party; and provided further, that if one Party voting in the negative or failing to vote has more than 35 % but less than 50% of the voting power, the affirmative vote of the Parties having a majority of the voting power shall be binding upon all Parties entitled to vote unless there is a negative vote of at least one additional Party. In the event only two Parties are entitled to vote, the vote of the one with the greater interest shall prevail. If only one Party is entitled to vote, such Party's vote shall control. A Party failing to vote shall not be deemed to have voted either in the affirmative or in the negative. Any Approval or Direction provided for in this Agreement which receives the affirmative vote above specified shall be deemed given by and shall be binding upon all Parties entitled to vote thereon, except where the vote of a larger percentage is specifically required.

14.3 Meetings. Any matter which is proper for consideration by the Parties, or any of them, may be considered at a meeting held for that purpose. A meeting may be called by Unit Operator at any time, and a meeting shall be called by Unit Operator upon written request of any Party having voting power on any matter to be considered at the meeting. At least ten (10) days in advance of each meeting, Unit Operator shall give each Party entitled to vote thereat notice of the time, place, and purpose of the meeting. Unit Operator's representative shall be the Chairman of such meeting.

14.4 Action Without Meeting. In lieu of calling a meeting, Unit Operator may submit any matter which is proper for consideration by the Parties, or any of them, by giving to each such Party notice, describing in adequate detail the matter so submitted. Each Party entitled to vote on any matter so submitted shall communicate its vote thereon to Unit Operator within such period as may be designated in the notice given by Unit Operator (which period shall be not less than ten (10) nor more than thirty (30) days); provided, however, if, within ten (10) days after submission of such matter, request is made for a meeting in accordance with Section 14.3, such matter shall be considered only at a meeting called for that purpose. If a meeting is not required, then, at the expiration of the period designated in the notice given by it, Unit Operator shall give to each Party entitled to vote thereon notice, stating the tabulation and result of the vote.

14.5 Representatives. Promptly after execution of this Agreement, each Party, by notice to all other Parties, shall designate a representative authorized to vote for such Party and may designate an alternate authorized to vote for such Party in the absence of its representative. Any such designation of a representative or alternate representative may be revoked at any time by notice given to all other Parties, provided such notice designates a new representative or alternate representative, as the case may be.

14.6 Audits. Audits may be made of Unit Operator's records and books of account pertaining to operations hereunder, as provided in Exhibit 1.

14.7 Extraneous Projects. Nothing contained in this Agreement shall be deemed to authorize the Parties, by vote or otherwise, to act upon any matter or to authorize any expenditure unless such matter or expenditure relates to the conduct of operations authorized by the Unit Agreement or this Agreement.

ARTICLE 15

UNIT OPERATOR'S POWERS AND RIGHTS

15.1 In General. Subject to the limitations set forth in this Agreement, all operations authorized by the Unit Agreement and this Agreement shall be managed and conducted by Unit Operator. Unit Operator shall have exclusive custody of all materials, equipment, and any other property used in connection with any operation within the Unit Area.

15.2 Employees. All individuals employed by Unit Operator in the conduct of operations hereunder shall be the employees of Unit Operator alone; and their working hours, rates of compensation, and all other matters relating to their employment shall be determined solely by Unit Operator.

15.3 Non-Liability. Unit Operator shall not be liable to any Party for anything done or omitted to be done by it in the conduct of operations hereunder, except in case of bad faith.

15.4 Force Majeure. The obligations of Unit Operator hereunder shall be suspended to the extent

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February, 1980

that, and only so long as, performance thereof is prevented by fire, action of the elements, strikes or other differences with workmen, acts of civil or military authorities, acts of the public enemy, restrictions or restraints imposed by law or by regulation or order of governmental authority, whether Federal, State, or local, inability to obtain necessary rights of access, or any other cause reasonably beyond the control of Unit Operator, whether or not similar to any cause above enumerated. Whenever performance of its obligations is prevented by any such cause, Unit Operator shall give notice thereof to the Parties as promptly as is reasonably practicable.

15.5 Lien. Each of the Parties hereby grants to Unit Operator a lien upon its Committed Working Interests, its interest in all jointly owned materials, equipment, and other property, and its interest in all Production, as security for payment of Costs chargeable to it, together with any interest payable thereon. In addition to Unit Operator's rights under the foregoing lien, and as a secured party, Unit Operator shall be entitled to the benefit of any statutory operator's lien provided for in the jurisdiction in which the Unit Area is located. Unit Operator may, but need not, bring an action at law or in equity to enforce collection of such indebtedness, with or without foreclosure of such lien, and, in addition, shall have all rights provided under the terms of the Uniform Commercial Code or of any other law. In addition to the foregoing, and not in limitation thereof, upon default by any Party in the payment of Costs chargeable to it, Unit Operator shall have the right to collect and receive proceeds from the purchaser of such Party's share of Production, up to the amount owing by such Party, plus interest at the rate of * % per annum until paid. Each such purchaser shall be entitled to rely upon Unit Operator's statement concerning the existence and amount of any such default. None of the remedies or rights specified above shall be deemed exclusive, and the exercise of any such remedy or right shall not be deemed an election of remedies and shall not affect enforceability of the foregoing lien or security interest.

15.6 Advances. Unit Operator, at its election, shall have the right from time to time to demand and receive from the Parties chargeable therewith payment in advance of their respective shares of the estimated amount of Costs to be incurred during any month, which right may be exercised only by submission to each such Party of a properly itemized statement of such estimated Costs, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated Costs for any month shall be submitted on or about the twentieth (20th) day of the next preceding month. The amount of each such invoice shall be payable within fifteen (15) days after receipt thereof and thereafter shall bear interest at the rate of * % per annum until paid. Proper adjustment shall be made monthly between such advances and Costs, to the end that each Party shall bear and pay its proportionate share of Costs incurred and no more. Unit Operator may request advance payment or security for the total estimated Costs to be incurred in a particular Drilling, Deepening, Plugging Back, or Completing operation and, notwithstanding any other provisions of this Agreement, shall not be obligated to commence such operation unless and until such advance payment is made or Unit Operator is furnished security acceptable to it for such payment by the Party or Parties chargeable therewith.

15.7 Use of Unit Operator's Drilling Equipment. Any Drilling, Deepening, or Plugging Back operation conducted hereunder may be conducted by Unit Operator with its own tools and equipment, provided that the rates to be charged and the applicable terms and conditions are set forth in a form of drilling contract which receives the Approval of the Party or Parties chargeable with the Costs of such operation, except that in any case where Unit Operator alone constitutes the Drilling Party, such form shall receive the Approval of the Parties within the participating area or other designated area for such well prior to the commencement of such operation.

15.8 Rights as Party. As an owner of a Committed Working Interest, the Party acting as Unit Operator shall have the same rights and obligations hereunder as if it were not Unit Operator. In each instance where this Agreement requires or permits a Party to give notice, consent, or approval to Unit Operator, such notice, consent, or approval shall be deemed properly given by the Party acting as Unit Operator if and when given to all other Parties entitled to give or receive such notice, consent, or approval. *2% above prime rate as set by the Chase Manhattan Bank of New York City, New York

ARTICLE 16

UNIT OPERATOR'S DUTIES

16.1 Specific Duties. In the conduct of operations hereunder, Unit Operator shall:

A. Drilling of Wells. Drill, Deepen, Plug Back, or Complete a well or wells only in accordance with the provisions of this Agreement.

B. Compliance with Laws and Agreements. Comply with the provisions of the Unit Agreement, all applicable Jaws and governmental regulations (whether Federal, State, or local), and Directions of the Parties pursuant to this Agreement. In case of conflict between such Directions and the provisions of the Unit Agreement or such laws or regulations, the provisions of the Unit Agreement or such laws or regulations shall govern.

C. Consultation with Parties. Consult freely with the Parties within the area affected by any operation hereunder and keep them advised of all matters arising in operations hereunder which Unit Operator deems important, in the exercise of its best judgment.

D. Payment of Costs. Pay all costs incurred in operations hereunder promptly as and when due and payable and keep the Committed Working Interests and all property used in connection with operations under this Agreement free from liens which may be claimed for the payment of such Costs, except any such lien which it disputes, in which event Unit Operator may contest the disputed lien upon giving notice thereof to the Parties affected thereby.

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February, 1980

E. Records. Keep full and accurate records of all Costs incurred and of all controllable materials and equipment, which records, and receipts and vouchers in support thereof, shall be available for inspection by authorized employees or agents of the Parties at reasonable intervals during usual business hours at the office of Unit Operator.

F. Information. Furnish promptly to each Party chargeable with Costs of the operation Involved and to each additional Party who makes timely written request therefor (1) copies of Unit Operator's authorizations for expenditures or itemizations of estimated expenditures in excess of Twenty –Five Thousand Dollars ($25,000), (2) copies of all drilling reports, well logs, and State and Federal reports, (3) samples of cores and cuttings taken from wells Drilled hereunder, to be delivered at the well in containers furnished by the Party requesting same, and (4) such other and additional information or reports as may be required by Direction of the Parties within the area aff'ected. If multiple copies of any such materials are requested by any Party, Unit Operator may charge the cost thereof directly to the requesting Party.

G. Access to Unit Area. Permit each Party, through its authorized employees or agents, but at such Party's sole risk and expense, to have access to the Unit Area at all times and to the derrick floor of each well Drilled or being Drilled hereunder, for the purpose of observing operations conducted hereunder and inspecting materials, equipment, or other property used in connection with operations under this Agreement and to have access at reasonable times to information and data in the possession of Unit Operator concerning Unit operations.

16.2 Insurance.

A. Unit Operator's. Unit Operator shall comply with the Workmen's Compensation Law of the State in which the Unit Area is located. Unit Operator shall also maintain in force at all times with respect to operations hereunder such other insurance, if any, as may be required by law. In addition, Unit Operator shall maintain such other insurance, if any, as is described in Exhibit 3 or as receives the Approval of the Parties from time to time. Unit Operator shall carry no other insurance for the benefit of the Parties, except as above specified. Upon request of any Party, Unit Operator shall furnish evidence of insurance carried by it with respect to operations hereunder.

B. Contractors'. Unit Operator shall require all contractors engaged in operations under this Agreement to comply with the Workmen's Compensation Law of the State in which the Unit Area is located and to maintain such other insurance as may be required by Direction of the Parties.

C. Automotive Equipment. In the event Automobile Public Liability insurance is specified in Exhibit 3 or subsequently receives the Approval of the Parties, no direct charge shall be made by Unit Operator for premiums paid for such insurance for Unit Operator's fully owned automotive equipment.

16.3 Non-Discrimination. In connection with the performance of work under this Agreement, Unit Operator agrees to comply with the provisions of Exhibit 4. Unit Operator agrees to insert non-discrimination provisions in all subcontracts hereunder, as required by law or regulation.

16.4 Drilling Contracts. Each Drilling, Deepening, Plugging Back, or Completing operation con· ducted hereunder, and not performed by Unit Operator with its own tools and equipment in accordance with Section 15. 7, shall be performed by a reputable drilling contractor having suitable equipment and personnel, under written contract between Unit Operator and the contractor, at the most favorable rates and on the most favorable terms and conditions bid, if bids were obtained, but otherwise at rates and on terms and conditions receiving the Approval of the Parties.

16.5 Uninsured Losses. Any and all payments made by Unit Operator in the settlement or discharge of any liability to third persons (whether or not reduced to judgment) arising out of an operation conducted hereunder and not covered by insurance herein provided for shall be charged as Costs and borne by the Party or Parties for whose account such operation was conducted.

ARTICLE 17

LIMITATIONS ON UNIT OPERATOR

17.1 Specific Limitations. In the conduct of operations hereunder, Unit Operator shall not, without first obtaining the Approval of the Parties:

A. Change in Operations. Make any substantial change in the basic method of operation of any well, except in the case of an emergency.

B. Limit on Expenditures. Undertake any project reasonably estimated to require an expenditure in excess of Twenty Five Thousand Dollars($25,000); provided, however, that (1) Unit Operator is authorized to make all usual and customary operating expenditures that are required in the normal course of producing operations, (2) whenever Unit Operator is authorized to conduct a Drilling, Completing, or Deepening or Plugging Back operation, or to undertake any other project, in accordance with this Agreement, Unit Operator shall be authorized to make all reasonable and necessary expenditures in connection therewith, and (3) in case of emergency, Unit Operator may make such immediate expenditures as may be necessary for the protection of life or property, but notice of such emergency shall be given to all Parties as promptly as reasonably possible.

C. Partial Relinquishment. Make any partial relinquishment of its rights as Unit Operator, appoint any sub-operator, or execute any Designation of Agent.

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February, 1980 (Page 16 Revised 1985)

D. Settlement of Claims. Pay in excess Ten Thousand Dollars ($10,000) in settlement of any claim (other than Workman’s Compensation Claims) for injury to or death of persons or for loss of or damage to property.

E. Determinations. Make any of the determinations provided in the Unit Agreement to be made by Unit Operator, except as otherwise specified in this Agreement.

ARTICLE 18

TITLES

18.1 Representation of Ownership. Each Party represents to all other Parties that, to the best of its knowledge and belief, 1ts ownership of Committed Working Interests in the Unit Area is that set out in Exhibit B to the Unit Agreement. If it develops that any such ownership is incorrectly stated, the rights and responsibilities of the Parties shall be governed by the provisions of this Article 18, but such erroneous statement shall not be a cau3e for canceling or terminating this Agreement.

18.2 Title Papers to be Furnished.

A. Lease Papers. Each Party, after executing this Agreement, shall upon request promptly furnish Unit Operator with copies of all leases, assignments, options, and other contracts which it has in its possession relating to its Committed Working Interests.

B. Title Papers for Initial Test Well. Promptly after the effective date of this Agreement each Party within the area described as the Title Examination Area in Exhibit 2 shall, at its own expense but without responsibility for the accuracy thereof, furnish Unit Operator with the following title materials relating to all lands within such area in which it owns Committed Working Interests:

(1) Abstracts of title based upon the County records, certified to the current date;

(2) All lease papers, or copies thereof, mentioned in Subdivision A of this Section 18.2 which the Party has in its possession and which have not been previously furnished to Unit Operator;

(3) Copies of any title opinions which the Party has in its possession;

(4) If Federal lands are involved, status reports of current date, setting forth the entries found in the BLM State Office for such lands, and also certified copies of the Serial Registers for the Federal leases involved;

(5) If State lands are involved, status reports of current date, setting forth the entries found in the State records for such lands; and

(6) If Indian lands are involved, status reports of current date, setting forth the entries found in the Bureau of Indian Affairs Agency Realty Office having jurisdiction over such lands and in the Bureau of Indian Affairs Land Titles and Records Office having jurisdiction over such lands.

C. Title Papers for Subsequent Wells. Any Party who proposes the Drilling of a Subsequent Test Well or Exploratory Well shall, at the time of giving notice for such proposed well, designate a title examination area not exceeding 2,560 acres and not including any lands within a participating area. When the Drilling of a Development Well receives the Approval of the Parties within the participating area in which it is to be Drilled, a title examination area covering lands outside any participating area may be designated by the Approval of such Parties. Each Party within any such title examination area shall, at its own expense and upon request, furnish Unit Operator with the title materials listed in Subdivision B of this Section 18.2 not previously furnished, relating to all lands within such area in which it owns Committed Working Interests.

D. Title Papers on Establishment or Enlargement of a Participating Area. Upon the establishment or the enlargement of a participating area, each Party shall promptly furnish Unit Operator all the title materials listed in Subdivision B of this Section 18.2 not previously furnished, relating to all its Committed Working Interests in the lands lying within such participating area as established or enlarged.

18.3 Title Examination. Promptly after all title materials delivered pursuant to Section 18.2 have been received, Unit Operator shall deliver the same to an attorney or attorneys approved by the Parties within the title examination area. Unit Operator shall arrange to have said materials examined promptly by such attorney or attorneys and shall distribute copies of title opinions to all Parties within the title examination area as soon as they are received. Each Party shall be responsible, at its expense, for curing its own titles. After a reasonable time, not exceeding thirty (30) days, has been allowed for any necessary curative work, Unit Operator shall submit to each Party written recommendations for approval or disapproval of the title to each Committed Working Interest involved, and thereafter the Parties shall advise Unit Operator in writing, within fifteen (15) days after receipt of such recommendations, of approval or disapproval of titles. Unless otherwise agreed, the cost of all title examinations made under this Section 18.3 shall be charged as part of the Costs of Drilling the well for which such title examination was made.

18.4 Option for Additional Title Examination. Any Party who furnishes materials for title examination pursuant to Section 18.2 shall have the right to examine all materials furnished Unit Operator. If such additional, independent title examination is elected, it shall be at the sole cost and expense of the Party electing to perform the same; and such Party shall bear any expense which may be necessary to reproduce title materials for its use, if required. Whether or not such additional title examination is elected, each Party shall have the right to approve or disapprove titles according to the provisions of this Article 18

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February, 1980

18.5 Approval of Titles Prior to Drilling. Where the Committed Working Interests within a title examination area are owned by more than one Party, no Drilling shall be conducted in such area until t1tles to the Comm1tted Working Interests therein have received the Approval of the Parties as hereinafter m th1s Section prov1ded. If a Drilling Block has been designated for the Drilling of a well, such well shall not be Drilled until titles to the Committed Working Interests within the title examination area established for such well have received the Approval of the Parties within the Drilling Block in which such wells to be Drilled. Approval of title to lands within a Drilling Block shall be binding upon all Parties owning Committed Working Interests within such Drilling Block. If lands outside a participating area are included in the title examination area for a Development Well, such well shall not be Drilled until t1tles to the Committed Working Interests within such title examination area have received the Approval of the Parties therein. In the event Approval of the Parties is not obtained as in this Section 18.5 provided, the Drilling Party (whether one or more) may proceed with the Drilling of the well, but sa1d Drilling Party (a) shall, by so proceeding, assume all risk attending the failure to obtain such approval to the s me extent as if approval of titles to all lands within the Drilling Block (if one has been established) or within the title examination area (in all other instances) had been obtained, and (b) shall also be deemed to have g1ven its approval to the titles to all lands within the Drilling Block (if one has been established) or within the title examination area (in all other instances).

18.6 Approval of Titles Prior to Inclusion of Land in a Participating Area. Where the Committed Working Interests within a participating area are owned by more than one Party, no Committed Working Interest shall be included within said participating area or be entitled to participate in the Production of unitized substances from said participating area until title to such Committed Working Interest has received the Approval of the Parties within said participating area. Approval of titles to lands within a participating area shall be binding upon all Parties within such participating area and all Parties coming within such participating area upon any enlargement thereof.

18.7 Failure of Title to Committed Working Interest Before Approval. If title to a Committed Working Interest shall fail in whole or in part prior to receiving the Approval of the Parties, the Parties who improperly claimed said interest shall sustain the entire loss occasioned by such failure of title and do hereby expressly relieve and indemnify Unit Operator and all other Parties from and against any and all liability on account thereof.

18.8 Failure of Title to Committed Working Interest After Approval. If title to a Committed Working Interest which has received the Approval of the Parties under Section 18.5 fails in whole or in part at a time when the tract affected thereby is within an active Drilling Block or within a Drilling Block upon which a well has been completed otherwise than as a producer of unitized substances in Paying Quantities, or if title to a Committed Working Interest which has received the Approval of the Parties under Section 18.6 fails in whole or in part at a time when the tract affected thereby is within a participating area, then:

A. the loss, the cost of litigation, and any ensuing liability shall be borne by the Parties having interests in the affected participating area or Drilling Block (including the Party whose Committed Working Interest has been lost and including the acreage of such Committed Working Interest);

B. there shall be relinquished to the Party whose Committed Working Interest has been lost such proportionate part of each of the 0ther Committed Working Interests in the lands within such affected participating area or Drilling Block, subject to a like proportion of their respective Lease Burdens, as may be necessary to make the loss of such Committed Working Interest a joint loss of the Parties within such participating area or Drilling Block; and

C the relinquished portions of said Committed Working Interests (subject to their proportionate part of the Lease Burdens attributable thereto) shall be deemed owned by the Party receiving same.

18.9 Joinder by True Owner. If title to a Committed Working Interest fails in whole or in part, such Committed Working Interest shall no longer be subject to this Agreement or the Unit Agreement. The true owner of a Committed Working Interest, title to which has failed, may join in this Agreement or enter into a separate Operating Agreement with the Parties to this Agreement upon such terms and conditions as receive the Approval of the Parties within the Unit Area and subject to any valid claims by the true owner.

18.10 Title Challenge. In the event of any suit or action challenging the title of any Party to any of the oil and gas rights committed by said Party to this Agreement and to the Unit Agreement, the Party served will immediately notify the other Parties, and the Party whose title has been challenged shall forthwith take over and be in charge of the conduct of the litigation and shall bear the entire cost of such litigation, unless the title has previously received the Approval of the Parties, in which event the provisions of Section 18.8 shall apply.

ARTICLE 19

UNLEASED INTERESTS

19.1 Treated as Leased. If a Party owns in fee all or any part of the oil and gas rights in any tract within the Unit Area which is not subject to any oil and gas lease or other contract in the nature thereof, such Party shall be deemed to own a Committed Working Interest in such tract and also a royalty interest therein in the same manner as if such Party's oil and gas rights in such tract were covered by the form of oil and gas lease attached as Exhibit 5.

19.2 Execution of Lease. In any provision of this Agreement where reference is made to an assignment or conveyance by any Party of its Committed Working Interest to any other Party. each such reference as to any Party owning an unleased interest shall be interpreted to mean that such Party shall

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February, 1980

execute an oil and gas lease to such other Party in the form of Exhibit 5, which shall satisfy the requirement for an assignment or conveyance of a Committed Working Interest.

ARTICLE 20

RENTALS AND LEASE BURDENS

20.1 Rentals. Each Party shall be obligated to pay any and all rentals and other sums (other than Lease Burdens) payable upon or with respect to its Committed Working Interests, subject, however, to the right of each Party to surrender any of its Committed Working Interests in accordance with Article 27. Upon request, each Party shall furnish to Unit Operator satisfactory evidence of the making of such payments. However, no Party shall be liable to any other Party for unintentional failure to make any such payment, provided it has acted in good faith.

20.2 Lease Burdens. Each Party entitled to receive a share of Production shall be obligated for any and all payments, whether in cash or in kind, accruing to any and all Lease Burdens, net profits interests, carried interests, and any similar interest payable with respect to such share or the proceeds thereof; provided, however, at any time any such Party entitled to receive Production is not taking in kind or separately disposing of its share, that portion of such Production or the proceeds thereof (at the option of such Party) accruing to such Lease Burdens shall, upon request, be distributed to such Party.

20.3 Loss of Committed Working Interest. If a Committed Working Interest is lost through failure to make any payment above provided to be made by the Party owning the same, such loss shall be borne entirely by such Party; provided, however, if the Committed Working Interest so lost covers land within a participating area, the provisions of Section 18.8 shall apply.

ARTICLE 21

TAXES

21.1 Payment. Any and all ad valorem and severance taxes payable upon Committed Working Interests (and upon Lease Burdens which are not payable by the owners thereof) or upon materials, equipment, or other property acquired and held by Unit Operator hereunder, and any and all taxes (other than income taxes) upon or measured by unitized substances produced from the Unit Area which are not payable by the purchaser or purchasers thereof or by the owner of Lease Burdens shall be paid by Unit Operator as and when due and payable.

21.2 Apportionment. Taxes upon materials, equipment, and other property acquired and held by Unit Operator hereunder shall be charged to and borne by the Parties owning the same in proportion to their respective interests therein. All taxes paid by Unit Operator upon or measured by the value of Production shall be charged to and borne by the Parties owning the same in the same proportions as the assessed values of their respective portions of such Production bear to the whole thereof. All other taxes paid by Unit Operator shall be charged to and borne by the Parties in proportion to their ownership in the Committed Working Interests or unitized substances (as the case may be) upon which or with respect to which such taxes are paid. All reimbursements from owners of Lease Burdens, whether obtained in cash or by deduction from Lease Burdens, on account of any taxes paid for such owners shall be paid or credited to the Parties in the same proportions as such taxes were charged to such Parties.

21.3 Transfer of Interests. In the event of a transfer by one Party to another under the provisions of this Agreement of any Committed Working Interest or of any other interest in any well or in the materials and equipment in any well, or in the event of the reversion of any relinquished interest as in this Agreement provided, the taxes above mentioned assessed against the transferred or reverted interest for the taxable period in which such transfer or reversion occurs shall be apportioned among said Parties so that each shall bear the percentage of such taxes which is proportionate to that portion of the taxable period during which it owned such interest.

21.4 Notices and Returns. Each Party shall promptly furnish Unit Operator with copies of notices, assessments, levies, or tax statements received by it pertaining to the taxes to be paid by Unit Operator. Unit Operator shall make such returns, reports, and statements as may be required by law in connection with any taxes above provided to be paid by it and shall furnish copies to the Parties upon request. It shall notify the Parties of any tax which it does not propose to pay before such tax becomes delinquent.

ARTICLE 22

WITHDRAWAL OF TRACTS AND UNCOMMITTED INTERESTS

22.1 Right of Withdrawal. If the owner of any substantial interest in a tract within the Unit Area fails or refuses to join in the Unit Agreement, then such tract may be withdrawn from the Unit Agreement, as provided in the Unit Agreement.

22.2 Non·Withdrawal. Should the Party or Parties having the right under the Unit Agreement to withdraw a tract from the Unit Agreement fail to exercise such right, then all payments and liabilities accruing to the owners of uncommitted interests in such tract shall be paid and borne by such Party or Parties.

ARTICLE 23

COMPENSATORY ROYALTIES

23.1 Notice. Whenever demand is made in accordance with the Unit Agreement for the payment of compensatory royalties, Unit Operator shall give notice thereof to each Party affected by the demand.

23.2 Demand for Failure to Drill a Development Well. If the demand for compensatory royalties results from the failure to have Drilled a Development Well and such well is not Drilled, then Unit

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February, 1980

Operator shall pay such compensatory royalties. Such payment shall be charged as Costs incurred in operations within the participating area involved.

23.3 Demand for Failure to Drill a Well Other Than a Development Well. If the demand for compensatory royalties results from the failure to have Drilled a well other than a Development Well and such well is not Drilled, then Unit Operator shall pay such compensatory royalties. Such payment shall be chargeable to and borne by the Parties who would be obligated to bear the Costs of such well if the well were Drilled as a Required Well under Subdivision B of Section 10.4.

ARTICLE 24

SEPARATE MEASUREMENT AND SALVAGE

24.1 Separate Measurement. If a well completed as a producer of unitized substances is in or becomes included in a participating area but is not owned on an Acreage Basis by all the Parties within such participating area and if, within thirty (30) days after request therefor by any interested Party, a method of measuring the Production from such well without the necessity of additional facilities does not receive the Approval of the Parties, then Unit Operator shall install such additional tankage, flow lines, or other facilities for separate measurement of the unitized substances produced from such well as Unit Operator may deem suitable. The Costs of such facilities for separate measurement shall be charged to and borne by the Drilling Party for such well and treated as Costs incurred in operating such well, notwithstanding any other provisions of this Agreement.

24.2 Salvaged Materials. If any materials or equipment are salvaged from a well completed as a producer after being Drilled, Deepened, Plugged Back, or Completed otherwise than for the account of all the Parties entitled to participate therein before reversion to the Non-Drilling Party of its relinquished interest in the well, the proceeds derived from the sale thereof or, if not sold, the Salvage Value thereof, shall be treated in the same manner as proceeds of Production from such well for the purpose of determining reversion to the Non-Drilling Party of its relinquished interest in such well.

ARTICLE 25

ENHANCED RECOVERY AND PRESSURE MAINTENANCE

25.1 Consent Required. Unit Operator shall not undertake any program of enhanced recovery or pressure maintenance involving injection of gas, water, or other substance by any method, whether now known or hereafter devised, without first obtaining the consent of Parties owning, on an Acreage Basis, not less than 90 % of the Committed Working Interests in the participating area affected by any such program. After the Parties have voted to undertake a program of enhanced recovery or pressure maintenance in accordance with this Section 25.1, the conduct of such program shall be subject to supervision by the Parties as set forth in Article 14.

25.2 Above-Ground Facilities. This Agreement shall not be deemed to require any Party to participate in the construction or operation of any gasoline plant, sulphur recovery plant, dewaxing plant, or other above-ground facilities to process or otherwise treat Production, other than such facilities as may be required for treating Production in ordinary lease operations and such facilities as may be required in the conduct of operations authorized under Section 25.1.

ARTICLE 26

TRANSFERS OF INTEREST

26.1 Sale by Unit Operator. If Unit Operator sells all its Committed Working Interests, it shall resign and a new Unit Operator shall be selected as provided in the Unit Agreement.

26.2 Assumption of Obligations. No transfer of any Committed Working Interest shall be effective unless the same is made expressly subject to the Unit Agreement and this Agreement and the transferee agrees in writing to assume and perform all obligations of the transferor under the Unit Agreement and this Agreement insofar as they relate to the interest assigned, except that such assumption of obligations shall not be required in case of a transfer by mortgage or deed of trust as security for indebtedness.

26.3 Effective Date. A transfer of Committed Working Interests shall not be effective as among the Parties until the first day of the month next following the delivery to Unit Operator of the original or a certified copy of the instrument of transfer conforming to the requirements of Section 26.2. In no event shall a transfer of Committed Working Interests relieve the transferring Party of any obligations accrued under this Agreement prior to said effective date, for which purpose any obligation assumed by the transferor to participate in the Drilling, Deepening, Plugging Back, or Completing of a well prior to such effective date shall be deemed an accrued obligation.

ARTICLE 27

RELEASE FROM OBLIGATIONS AND SURRENDER

27.1 Surrender or Release Within Participating Area. A Committed Working Interest in land within a participating area shall not be surrendered except with the consent of all Parties within such participating area. However, a Party who owns a Committed Working Interest in land within a participating area and who is not at the time committed to participate in the Drilling, Deepening, Plugging Back, or Completing of a well within such participating area may be relieved of further obligations with respect to such participating area, as then constituted, by executing and delivering to Unit Operator an assignment conveying to all other Parties within such participating area all Commit ted Working Interests owned by such Party in lands within the participating area, together with the

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February, 1980

entire interest of such Party in any and 21l wells, materials, equipment, and other property within or pertaining to such participating area.

27.2 Procedure on Surrender or Release Outside Participating Area. Whenever a Party or Parties owning 100% of the Committed Working Interest in any tract which is not within any participating area desire to surrender said 100% interest, such Party or Parties shall give to all other Parties notice thereof, describing such Committed Working Interest. The Parties receiving such notice, or any of them, shall have the right at their option to take from the Party or Parties desiring to surrender an assignment of such Committed Working Interest by giving the Party or Parties desiring to surrender notice of election so to do within thirty (30) days after receipt of notice of the desire to surrender. If such election is made as above provided, the Party or Parties taking the assignment (which shall be taken by them in proportion to the acreage of their respective Committed Working Interests among themselves in the Unit Area) shall pay the assigning Party or Parties for its or their share of the Salvage Value of all wells, if any, in which the assigning Party or Parties own an interest and which are located on the land covered by such Committed Working Interest, which payment shall be made upon receipt of the assignment. If no Party elects to take such assignment within said thirty (30) day period, then the Party or Parties owning such Committed Working Interest may surrender the same, if surrender thereof can be made in accordance with the Unit Agreement. Whenever a Party owning less than 100% of the Committed Working Interest in any tract desires to surrender its interest therein, such interest may be acquired by the other Party or Parties owning Committed Working Interests in said tract without notice being given to any other Parties owning interests within the Unit Area. In the event the other Party or Parties owning Committed Working Interests in the tract to be surrendered do not desire to acquire such interest, the interest shall be treated as a 100% interest.

27.3 Accrued Obligations. A Party making an assignment or surrender in accordance with Section 27.1 or Section 27.2 shall not be relieved of its liability for any obligation accrued under this Agreement at the time the assignment or surrender is made or of the obligation to bear its share of the Costs incurred in any Drilling, Deepening, Plugging Back, or Completing operation in which such Party had elected to participate prior to the making of such assignment or surrender, except to the extent that the Party or Parties receiving such assignment shall assume, with the Approval of the Parties, any and all obligations of the assigning Party under this Agreement and under the Unit Agreement.

ARTICLE 28

LIABILITY

28.1 Liability. The liability of the Parties hereunder shall be several and not joint or collective. Each Party shall be responsible only for its obligations as herein set out.

28.2 No Partnership Created. It is not the intention of the Parties to create, nor shall this Agreement or the Unit Agreement be construed as creating, a mining or other partnership or association between the Parties or as rendering them liable as partners or associates.

28.3 Election. Each of the Parties hereby elects, under the authority of Section 761(a) of the Internal Revenue Code of 18 86 to be excluded from the application of all the provisions of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986. In making this election, each Party states that income derived by it from operations under this Agreement can be adequately determined without computation of partnership taxable income. If the income tax laws of the State or States in which the Unit Area is located contain, or hereafter contain, provisions similar to those contained in the Subchapter of the Internal Revenue Code of 1986 above referred to under which a similar election is permitted, each of the Parties agrees that such election shall be exercised; and should the income tax laws of such State or States require evidence of such election, Unit Operator is authorized and directed to execute the same on behalf of each Party. Beginning with the first taxable year of operation under this Agreement, each Party agrees that the deemed election provided by Federal Regulations Section 1.761-2(b)(2)(ii) will apply, and no Party will file an application under Federal Regulations Section 1.761·2(b)(3)(i) to revoke said election. *See Page 22.

ARTICLE 29

NOTICES

29.1 Giving and Receipt. Whenever a rig is on location, every notice and every response shall be by telephone, to be confirmed promptly in writing. In all other instances, any notice, response, consent, advice, or statement herein provided or permitted to be given shall be in writing and shall be deemed given only when received by the Party to whom the same is directed.

29.2 Addresses. For the foregoing purposes, each Party's address and telephone number shall be deemed to be the address and telephone number set forth under or opposite its signature hereto, unless and until such Party specifies another address or telephone number by not less than ten (10) days' prior notice to all other Parties.

ARTICLE 30

EXECUTION

30.1 Counterparts. This Agreement may be executed in counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

30.2 Ratification. This Agreement may be executed by the execution and delivery of a good and sufficient instrument of ratification, adopting and entering into this Agreement. Such ratification shall have the same effect as if the Party executing it had executed this Agreement or a counterpart hereof.

ROCKY MOUNTAIN UNIT OPERATING AGREEMENT

Form 2 (Divided Interest)

February, 1980

30.3 Effect of Signature. When this Agreement is executed by two Parties, execution by each shall be deemed consideration for execution by the other, and each Party theretofore or thereafter executing this Agreement shall thereupon become and remain bound hereby until the termination of this Agreement. However, if the Unit Agreement does not become effective within twelve (12) months from and after the date of this Agreement, then, at the expiration of said period, this Agreement shall terminate.

ARTICLE 31

SUCCESSORS AND ASSIGNS

31.1 Covenants. This Agreement shall be binding upon and shall inure to the benefit of all Parties signing the same, their heirs, devisees, personal representatives, successors and assigns, and their successors in interest, whether or not it is signed by all the Parties listed below. The terms hereof shall constitute covenants running with the lands and the Committed Working Interests of the Parties.

ARTICLE 32

HEADINGS FOR CONVENIENCE

32.1 Headings. The Table of Contents and the headings used in this Agreement are inserted for convenience only and shall be disregarded in construing this Agreement.

ARTICLE 33

RIGHT OF APPEAL

33.1 Not Waived. Nothing contained in this Agreement shall be deemed to constitute a waiver by any Party of any right it would otherwise have to contest the validity of any law or any order or regulation of governmental authority (whether Federal, State, or local) relating to or affecting the conduct of operations within the Unit Area or to appeal from any such order.

ARTICLE 34

SUBSEQUENT JOINDER

34.1 Prior to the Commencement of Operations. Prior to the commencement of operations under the Unit Agreement, all owners of working interests in the Unit Area who have joined the Unit Agreement shall be privileged to execute or ratify this Agreement.

34.2 After Commencement of Operations. After commencement of operations under the Unit Agreement, any working interest in land within the Unit Area which is not then committed hereto may be committed to this Agreement and to the Unit Agreement upon such reasonable terms and conditions as may receive the Approval of the Parties.

ARTICLE 35

CARRIED INTERESTS

35.1 Treatment of. If any working interest shown on Exhibit B to the Unit Agreement and committed thereto is a carried working interest, such interest shall, if the carrying Party executes this Agreement, be deemed to be, for the purpose of this Agreement, a Committed Working Interest owned by the carrying Party.

ARTICLE 36

EFFECTIVE DATE AND TERM

36.1 Effective Date and Term. This Agreement shall become effective upon the effective date of the Unit Agreement, shall continue in effect during the term of the Unit Agreement, and shall terminate concurrently therewith.

36.2 Effect of Termination. Termination of this Agreement shall not relieve any Party of its obligations then accrued hereunder. Notwithstanding termination of this Agreement, the provisions hereof relating to the charging and payment of Costs and the disposition of materials and equipment shall continue in force until all materials and equipment owned by the Parties have been disposed of and until final accounting between Unit Operator and the Parties has been made. Termination of this Agreement shall automatically terminate all rights and interests acquired by virtue of this Agreement in lands within the Unit Area, except such transfers of Committed Working Interests as have been evidenced by formal written instruments of transfer.

ARTICLE 37

OTHER PROVISIONS

37.1 PAYMENT OF TAXES RELATING TO PRODUCTION.

A. At and during such time, or times, as Non-Operator is exercising the right to take in kind or separately dispose of its proportionate part of the production as set forth in Paragraph 6.4 hereof, Non-Operator shall pay, or arrange for the payment of, all production, severance, gathering, sales or similar taxes imposed upon such part.

B. At and during such time, or times, as Unit Operator is selling Non-Operator's proportionate part of the production, as set forth m Paragraph 6.5 hereof, Unit Operator shall pay, or arrange for the payment of, all production, severance, gathering, sales or similar taxes imposed upon such part.

37.2 NON-CONSENT INVESTMENT ADJUSTMENT. Notwithstanding any provision in this Agreement to the contrary, no Party shall be liable, without its consent, for any investment adjustment charge under the provisions of Section 13.3D or 13.4D, which charge is in excess of the Party's credits under Article 13. In the event of the establishment, enlargement or contraction of a Participating Area, the provisions of Article 12, and other provisions related thereto, shall be applicable to any investment adjustment to the same extent that these provisions are applicable to a well drilled otherwise than for the account of all Parties entitled to participate therein. Any Party subject to such charge may elect not to pay it in cash. If, within 30 days after proposal for establishment, enlargement or con traction of a Participating Area has been submitted by Unit Operator in writing to the Working Interest Owners involved, a Party elects not to participate in the investment adjustment applicable to the establishment, enlargement or contraction, that Party shall be a Non-Drilling Party, and shall be deemed, as of the effective date of the resulting area in connection with which such charge is made, to have relinquished the interest for which such charge is made to the Party, or Parties, who would otherwise be entitled to receive a credit under Section 13.3D or Section 13.4D, which latter Party, or Parties, shall be the Drilling Party with respect to this relinquished interest. The Drilling Party shall own the relinquished interest until it reverts to Non-Drilling Party pursuant to Article 12, except that it is specifically understood that the Article 12.4B percentage for exercise of the Non-Drilling Option applicable to establishment, enlargement or contraction of the Participating Area be 300%.

28.3 TAX ELECTION. (Continued) This election by the Parities to be excluded from the application of all of the provisions of Subchapter K does not apply in any way to any subsequent agreements between the Parties, or with third parties, concerning the sharing of costs for the drilling of any wells in the Unit Area. The Parties reserve the right to decide with each such subsequent agreement whether they elect to be excluded from the application of Subchapter K.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and have set opposite their respective names the date of execution.

UNIT OPERATOR AND WORKING INTEREST OWNER

O. F. DUFFIELD

By: /s/O. F. Duffield
O. F. Duffield

Address: 16786 Kincheloe Road
Siloam Springs, Arkansas 72761	Date of Execution

August 5, 2004

STATE OF OKLAHOMA )
) ss.
COUNTY OF TULSA )

The foregoing instrument was acknowledged before me by O. F. DUFFIELD ,

as	MANAGER

of Cortez Exploration, LLC.

This 5TH day of AUGUST , 2004.

WITNESS my hand and official seal.

My Commission Expires:

DECEMBER 4, 2010	/s/ Gale L. Staton
Notary Public

UNIT OPERATOR SIGNATURE PAGE FOR THE
PARADISE UNIT AGREEMENT
NYE AND MINERAL COUNTIES, NEVADA

COPAS 1984 ONSHORE
Recommended by the Council
of Petroleum Accountants
Societies
EXHIBIT "1"

Attached to and made a part of the Unit Operating Agreement for the Gabbs Valley Unit Area, Mineral and Nye Counties, Nevada

ACCOUNTING PROCEDURE

JOINT OPERATIONS

I. GENERAL PROVISIONS

1	Definitions

"Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.
"Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.
"Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint
Operations and which are to be shared by the Parties.
"Operator" shall mean the party designated to conduct the Joint Operations.
''Non-Operators" shall mean the Parties to this agreement other than the Operator.
"Parties" shall mean Operator and Non-Operators
"First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees andlor contract labor directly employed on the Joint Property in field operating capacity.
"Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.
"Personal Expenses'' shall mean travel and other reasonable reimbursable expenses of Operator's employees.
"Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.
"Controllable Material'' shall mean 1aterial which at the time is so classified in the Material Classification Manual as most recently recommended by the Council or Petroleum Accountants Societies.

2	Statement and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint
Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3	Advances and Payments by Non-Operators

A. Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B. Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt. If payment is not made
Within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Chase Manhattan Bank, New York, New York the first day of the month in which delinquency occurs plus 2% the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs. and other costs in connection with the collection of unpaid amounts

4	Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof.
provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment No adjustment favorable to Operator shall be made unless it is made withm the same prescribed period The provisions of th1s paragraph shall not prevent adjustments resulting fi"om a physical inventory of
Controllable Material as provided for in Section V.

COPYRIGHT© 1985 by the Council of Petroleum Accountants Societies.

-1-

COPAS 1984 ONSHORE
Recommended by the Council
of Petroleum Accountants
Societies

5	Audits

A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit
Operator's accounts and records relating to the Joint Account for any calendar year wllhln the twenty-four
(24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in
Paragraph 4 of this Section 1. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a Joint audit in a manner which Will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted than once each year
Without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approvmg such audit.

B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report

6	Approval By Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of th1s
Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators

II. DIRECT CHARGES

Operator shall charge the Joint Account With the following items:

1	Ecological and Environmental

Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2	Rentals and Royalties

Lease rentals and royalties paid by Operator for the Joint Operations.

3	Labor

A. (1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of
Joint Operations

(2) Salaries of First level Supervisors in the field.

(3) Salaries and wages of Technical Employees directly employed the Joint Property if such charges are excluded from the overhead rates

(4) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation or the Joint Property if such charges are excluded from the overhead rates.

B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II
Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by "percentage assessment"
on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

C. Expenditures or contributions made pursuant to assessments 1mposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under
Paragraphs 3A and 3B of this Section II.

4	Employee Benefits

Operator's current costs or established plans for employees' group life insurance, hospitalization, pension, retirement.
stock purchase. thrift. bonus, and other benefit plans of a like nature. applicable to Operator's labor cost chargeable to the
Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies

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COPAS 1984 ONSHORE
Recommended by the Council
of Petroleum Accountants
Societies

5	Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such
Material shall be purchased for or transferred to the Joint Property as may be required for Immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6	Transportation

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties

B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint
Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway rece1vmg point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the
Parties.

C. In the application of subparagraphs A and B above. the option to equalize or charge actual trucking cost is avallable when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies

7	Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph
10 of Section II and Paragraph i, ii, and III, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the
Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties

8	Equipment and Facilities Furnished By Operator

A. Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance. repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed twelve percent ( 12%) per annum Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property

B. In lieu of charges 1n Paragraph 8A above. Operator rnay elect to use average commercial rates prevailmg in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Assoc1ation.

9	Damages and Losses to Joint Property

All costs or expenses necessary for the repa1r or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, other cause, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator

10	Legal Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of Judgment and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section
I, Paragraph 3.

11	Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property. the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

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COPAS 1984 ONSHORE
Recommended by the Council
of Petroleum Accountants
Societies

12	Insurance

Net premiums paid for insurance requ1red to be earned for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws. Operator may, at its election, include the risk under its self insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13	Abandonment and Reclamation

Costs incurred for abandonment of the Joint Property, Including costs required by governmental or other regulatory·
authority.

14	Communications

Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, Including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/ systems serving the Joint
Property are Operator Owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section II.

15	Other Expenditures

Any other expenditure not covered or dealt With in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint
Operations.

III. OVERHEAD

1	Overhead- Drilling and Producing Operations

i. As compensation for administrative, supervision, office services and warehousing costs. Operator shall charge drilling and producing operations on either:

( X ) Fixed Rate Basis, Paragraph 1A, or
( ) Percentage Basis, Paragraph 1B

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under
Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

ii. The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property

( X ) shall be covered by the Overhead rates, or
( ) shall not be covered by the overhead rates

iii The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property.

( ) shall be covered by the overhead rates, or
( X ) shall not be covered by the overhead rates

A. 0verhead- Fixed Rate Bass

(1) Operator shall charge the Joint Account at the following rates per well per month:

Drilling well Rate $ 6,500.00
(Prorated for less than a full month)

Producing Well Rate $ 650.00

(2) Application of Overhead- Fixed Rate Basis shall be as follows:

(a) Drilling Well Rate

(1) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever

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COPAS 1984 ONSHORE
Recommended by the Council
of Petroleum Accountants
Societies

is later, except that no charge sha ll be made during suspensron of drilling or completion operations for fifteen (15) or more consecutive calendar days

(2) Charges for wells undergoing any type of workover or recompletion for period of live (5)
consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(b) Producing Well Rates

(1) An active well either produced or Injected into for any portion of the month shall be considered as a one-well charge for the entire month.

(2) Each active completion in multi-completed well which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority

(3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

(4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

(5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

(3) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude
Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production workers as published by the United States Department of Labor. Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. the adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

B. Overhead- Percentage Basis

(1) Operator shall charge the Joint Account at the following rates:

(a) Development

Percent ( 0/o) of the cost of development of the Joint Property exclusive of costs provided under Paragraph 10 of Sect1on II and all salvage credits.

(b) Operating

Percent ( %) of the cost of operating the Joint Property exclusive of costs provided under Paragraphs 2 and 10 of Section II, all salvage credits, the value of inJected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

(2) Application of Overhead- Percentage Basis shall be as follows:

For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, re-drilling, deepening, or any remedial operations on any or all wells involving the use of drilling rig and crew capable of drilling to the producing interval on the Joint Property; also. preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer. and orig1nal cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III. All other costs shall be considered as operating.

2	Overhead-Major Construction

To compensate Operator for Overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible fixed asset required for the development and operation of the
Joint Property. Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint

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COPAS 1984 ONSHORE
Recommended by the Council
of Petroleum Accountants
Societies

Account for overhead based on the following rates for any Major Construction project in excess of $ 25,000

A. 5 % of first $100,000 or total cost if less, plus
B. 3 % of costs in excess of $100.000 but less than $1.000.000, plus
C. 2 % of costs in excess of $1.000,000.

Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3	Catastrophe Overhead

To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill. blowout, explosion, fire, storm, hurricane. or other catastrophes as agreed to by the Parties, which necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

A. 5 % of total costs through $100,000; plus
B. 3 % of total costs in excess of $100,000 but less than $1 ,000,000; plus
C. 2 % of total costs in excess of $1.000,000.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4	Amendment of Rates

The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator Is responsible for Joint Account Material and shall make proper and tImely charges and credits for all material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property: however, at
Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Materia, such disposal being made either through sale to Operator or Non-Operator, division in kind, sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition
A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1	Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received In case of
Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2	Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

A. New Material (Condition A)

(1) Tubular Goods Other than Line Pipe

(a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe. shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70.000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

(b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2 A (1)(a). For transportation cost from points other than Eastern mills, the 30,000

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COPAS 1984 ONSHORE
Recommended by the Council
of Petroleum Accountants
Societies

pound Oil Field Haulers Association Interstate truck rate shall be used.

(c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston,
Texas, plus transportation cost, using Oil Field Haulers Association Interstate 30.000 pound truck rate, to the railway receiving point nearest the Joint Property nearest the Joint Property.

(d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices
f.o.b the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

(2) Line Pipe

(a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above.
Freight charges shall be calculated from Lorain, Ohio.

(b) Line Pipe movements (except size 24 inch OD) and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment.
plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A (1)(a) as provided above Freight charges shall be calculated from Lorain,
Ohio.

(c) Line pipe 24 inch OD and Over and 3/4 inch wall and larger shall be priced f.o.b the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

(d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

(3) Other Material shall be priced at the current new price, in effect at date of movement. as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

(4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint
Property. Unused new tubulars will be priced as provided above in Paragraph 2.A (I) and (2).

B. Good used Materia1 (Condition B)

Material in sound and serviceable condition and suitable for reuse without reconditioning·

(1) Material moved to the Joint Property

At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2) Material used on and moved from the Joint Property

(a) At seventy-five percent (75%) of current new price, as determined by Paragraph A. If Material was originally charged to the Joint Account as new Material or

(b) At sixty-five percent (65%) of current new price, as determined by Paragraph A. If Material was originally charged to the Joint Account as used Material.

(3) Material not used on and moved from the Joint Property:

At seventy-five percent (75%) of current new price as determined by Paragraph A.

The cost of reconditioning, if any, shall be absorbed by the transferring property.

C. Other Used Material

(1) Condition C

Material wh1ch is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%' ) of current new price determined by
Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition
C value plus cost of reconditioning does not exceed Condition B value.

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COPAS 1984 ONSHORE
Recommended by the Council
of Petroleum Accountants
Societies

(2) Condition D
Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non Operators.

(a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight . Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

(b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e. g.
power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe.
Upset tubular goods shall be priced on a non upset basis.

(3) Condition E

Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

D. Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

E. Pricing Conditions

(1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25¢)
per hundred weight on all tublar goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in
Section III, Paragraph 1.A.(3) Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

(2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3	Premium Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies. strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required
Marerial at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing
Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4	Warranty of Material Furnished By Operator

Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint
Account until adjustment has been received by Operator from the manufacturers or their agents.

V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1	Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that
Non-Operators may be represented when any Inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2	Reconciliation and Adjustment of Inventories

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for

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COPAS 1984 ONSHORE
Recommended by the Council
of Petroleum Accountants
Societies

overages and shortages. but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3	Special Inventories

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint
Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4	Expense of Conducting Inventories

A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the
Parties.

B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

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EXHIBIT "2"

Initial Test Well

Attached to and made a part of the

Unit Operating Agreement for the

Gabbs Valley Unit Area

Mineral and Nye Counties, Nevada

1.. LOCATION: The initial test well shall be drilled at a location selected by Unit Operator and approved by the Authorized Office of the Bureau of Land Management.

2. DEPTH: The initial test well shall be drilled conformably w1th the terms of Article 9 of the Paradise Unit Agreement.

3. COSTS: All costs and expenses incurred in connection with the initial test well, including drilling, testing and completing into the tanks, if an oil well, or through gas separator, if a gas producer, and plugging and abandoning, if a dry hole, shall be borne and paid for by O. F. Duffield and such other parties hereto as agreed to bear such costs in accordance with separate agreement among themselves and where applicable subject to the investment adjustment provisions of Article 13 of this Agreement. Any cash contributions received toward the drilling of the initial test well shall belong to the parties sustaining the risk of drilling the initial test well.

4. TITLE EXAMINATION AREA: The title examination area for the initial test well shall be an area surrounding the location of such well as may be designated by the Unit Operator.

5. COST OF TITLE EXAMINATION: The cost of title examination shall be charged as a cost of drilling the initial test well.

6. DEEPENING, PLUGGING RACK: In the absence of any agreement to the contrary, the attempted completion, deepening or plugging back, and abandonment of the Initial Test Well shall be governed by the provisions of Section 9.3 to this agreement.

EXHIBIT "3"

Attached to and made a part of the

Unit Operating Agreement for the

Gabbs Valley Unit Area

Mineral and Nye Counties. Nevada

INSURANCE

For Operations by Unit Operator: The Unit Operator shall carry for the benefit of the joint account insurance to cover the Unit Operator's operations on the lands covered by this Agreement as follows:

1. Workmens' Compensation Insurance in full compliance w1th the laws of the applicable State in which operations are conducted.

2. Employer's Liability Insurance with limits of$100,000 as to any one person and $100,000 as to any one accident.

3. Public Liability Insurance: Bodily Injury (other than automobile) w1th limits of$1,000,000 as to any one person, $1,000,000 as to any one accident; and Property Damage (other than automobile) with limits of$1,000,000 for each accident, $1,000,000 aggregate.

4. Automobile Public Liability Insurance, with limits of $50,000 as to any one person and

$50,000 as to any one accident, and Property Damage of $50,000 for each accident; excess coverage of such limits up to $1,000,000 combined single limit.

Operator shall not carry physical damage insurance on Jointly-owned property, it being understood and agreed that each party will be responsible for its own interest in such properties and will assume its portion of any loss that occurs. Operator shall promptly notify Non-Operator in writing of all losses involving damage to jointly-owned property in excess of S 1,000.

Operator shall submit to Non-Operators certificates of insurance in evidence of the above coverage. Such certificates shall specify that in event of cancellation or material change in coverage at least ten days prior written notice will be given to Non-Operators at their respective addresses.

Operator shall notify Non-Operators promptly in writing of any occurrences wherein liability may exceed the limits of the insurance if covered by insurance as set out above.

EXHIBIT "4"

Attached to and made a part of the

Unit Operating Agreement for the

Gabbs Valley Unit Area

Mineral and Nye Counties, Nevada

EXECUTIVE ORDER NO. 11246 AND EXECUTIVE ORDER NO. 11598

PROVISIONS OF SECTION 202 OF EXECUTIVE ORDER NO. 11246

(1) The contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. The contractor will take affirmative action to ensure the applicants are employed and that employees are treated during employment, without regard to their race, color, religion, sex or national origin. Such action shall include but not be limited to the following: Employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The contractor agrees to post in conspicuous places available to employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of this non-discrimination clause.

(2) The contractor will, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin.

(3) The contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the agency contracting officer, advertising the labor union or workers' representative of the contractors' commitments under Section 202 of Executive Order No. 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

(4) The contractor will comply with all provisions of Executive Order No. 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

(5) The contractor will furnish all information and reports required by Executive Order No. 11246 of September 24, 1965, and by the rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts, by the contracting agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

(6) In the event of the contractor's non-compliance with the non-discrimination clauses of this contract or with any of such rules. regulations or orders, this contract may be canceled, terminated or suspended in whole or in part and the contractor may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order No. I 1246 of September 24, I 965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order No. I 1246 of September 24, I 965, or by rule, regulation or order of the Secretary of Labor, or as otherwise provided by law.

(7) The contractor will include the provisions of Paragraphs (I) through (7) in every subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order No. 11246 of September 24, 1965, so that such provision will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions including sanctions for non-compliance; provided, however, that in the event the contractor becomes involved in, or is threatened with litigation with a subcontractor or vendor as a result of such direction by the contracting agency, the contractor may request the United States to enter into such litigation to protect the interests of the United States.

No. 950CP-I Rev.

FORM 88 UNIT-WYO.-COLO

OIL AND GAS LEASE

AGREEMENT, Made and entered into this day of , 20 , by and between

, party of the first part, hereinafter called lessor, (whether one or more) and ,party of the second part, lessee.

WITNESSETH: That the lessor for and in consideration of Dollars in hand paid, receipt of which is hereby acknowledged, of the royalties herein provided, and of the agreements of lessee herein contained, herby grants, leases and lets exclusively unto lessee for the purpose of investigating, exploring, prospecting, drilling and mining for the producing oil, gas, casinghead gas, and all other minerals, laying pipe lines, building tanks, power stations, telephone lines and other structures thereon to produce, save, take care of, treat, transport, and own said products, and housing its employees, the following described land in County, State of to wit:

EXHIBIT “5”

including all minerals underlying lakes, streams, roads, easements and rights-of-way which traverse or adjoin said lands, which minerals are owned or claimed by lessor or rights to which minerals may hereafter be established in lessor; and also, in addition to the above-described land, all land adjoining the same and owned or claimed by lessor and containing acres more or less.

TO HAVE AND TO HOLD the same (subject to the other provisions herein contained) for a term of ten years from this date (call “primary term”) and as long thereafter as oil or gas or casinghead gas or either or any of them, is produced therefrom; or as much longer thereafter as the lessee in good faith shall conduct drilling operations thereon and should production result from such operations, this lease shall remain in full force an effect as long as oil or gas or casinghead gas, shall be produced therefrom.

In consideration of the premises it is hereby mutually agreed as follows:

1. The lessee shall deliver to the credit of the lessor as royalty, free of cost, in the pipe line to which lessee may connect its wells the equal one-eighth ( 1/8) part of all oil produced and saved from the leased premises, or at the lessee's option, may pay to the lessor for such one-eight (1/8) royalty the market price for oil of like grade and gravity prevailing in the field where produced on the day such oil is run into the pipe line, or into storage tanks.

2. The lessee shall pay lessor, as royalty, one-eighth ( 1/8) of the proceeds from the sale of the gas, as such, for gas from wells where gas only is found, and where not used or sold shall pay Fifty Dollars ($50.00) per annum as royalty from each such well, and while such royalty is so paid such well shall be held to be a producing well. The lessor to have gas free of charge from any gas well on the leased premises for stoves and inside lights in the principal dwelling house on said land by making his own connections with the well, the use of said gas to be at the lessor's sole risk and expense.

3. To pay lessor for gas produced from any oil well and used off the premises or in the manufacturing of gasoline or any other product a royalty of oneeight (1/8) of the market value, at the mouth of the well, payable monthly at the prevailing market price.

4. If operation• for the drilling of a well for oil or gas arc not commenced on said ian on or before one year from this date, this lease shall terminate a• to both parties, unless the Jesse< shall. on or before one year from this date, pay or tender to the lessor or for the lessor’s credit in

Bank at

or its successor or successors, which bank and its successors are lessor's agents and which shall continue as the depository regardless of changes in the ownership of the land, the sum of Dollars which shall operate as a rental and cover the privilege of deferring the commencement of operations for the drilling of a well one year from said date. In like manner and upon payments or tenders the commencement of operations for the drilling of a well may be further deferred for like periods successively during the primary term of this lease. And it is understood and agreed that the consideration first recited herein, the down payment, covers not only the privileges granted to the date when said rental is payable as aforesaid, but also the lessee's option of extending that period as aforesaid, and any and all other rights conferred. All payments or tenders may be made by check or draft of lessee or any assignee thereof, mailed or delivered on or before the rental paying date. Lessee may at any 1me execute and deliver to lessor or place of record a release or releases covering any portion or portions of the above described premises and thereby surrender this lease as to such portion or portions and be relieved of all obligations as to the acreage surrendered and thereafter the rentals payable hereunder shall be reduced in the proportion that the acreage covered herein is reduced by said release or releases. Notwithstanding the death of the lessor, or his successor in interest, the- payment or tender of rentals in the manner provided above shall be binding on the heirs, devisees, executors and administrators of such persons.

5. If at any time prior to the discovery of oil or gas on this land and during the term of this lease, the lessee shall drill a dry hole, or holes, on this land, this lease shall not terminate, provided operations for the drilling of a well shall be commenced by the next ensuing rental paying date, or provided the lessee begins or resumes the payment of rentals 1n the manner and amount above herein provided; and in this event the preceding paragraphs. hereof governing the payment of rental and the manner and effect thereof shall continue in force.

6. If said lessor owns a less interest in the above described land than the entire and undivided fee simple estate herein, then the royalties and rentals herein provided for shall be paid the lessor only in the proportion which his interest bears to the whole and undivided fee.

7. Lessee shall have the right to use, free of cost, gas, oil, and water produced on said land for its operation thereon, except water from wells of lessor. When requested by lessor, lessee shall bury his pipe lines below plow depth.

No well shall be drilled nearer than 200 feet to the house or barn now on said premises, without the written consent of the lessor. Lessee shall pay for damages caused by its operations to growing crops on said land. Lessee shall have the right at any time to remove all improvements, machinery. and fixtures placed or erected by lessee on said premises, including the right to pull and remove casings.

8. If the lessee shall commence to drill a well within the. term of this lease or any extension thereof, the lessee shall have the right to drill such well to completion with reasonable diligence and dispatch, and if oil or gas, or either of them, be found in paying quantities, this lease shall continue and be in force with the like effect as if such well had been completed within the term of years herein first mentioned.

9. If the estate of either party hereto is assigned (and the privilege of assigning in whole or in part is expressly allowed), the covenants hereof shall extend to their heirs, executors, administrators. successors and assigns, but no change o ownership in the land or in the rentals or royalties shall be binding on the lessee until after notice to the lessee and it has been furnished with the written transfer or assignment or a certified copy thereof, and in case lessee assigns this lease, in whole or in part. lessee shall be relieved of all obligations with respect to the assigned portion or portions arising subsequent to the date of assignment.

10. There shall be no obligation on the put of the lessee to offset wells on separate tracts into which the land covered by this lease may be hereafter divided by sale, devise or otherwise, or to furnish separate measuring or receiving tanks. It is hereby agreed that, in the event this lease shall be assigned as to a part or as to parts of the above described lands, and the holder or owner of any such part or parts shall fail or make default in the payment of the proportionate part of the rent due from him or them, on an acreage basis, such default shall not operate to defeat or affect this lease in so far as it covers a part or part of said land upon which the said lessee or any assignee hereof shall make due payments of said rentals.

11. If at any time there be as many as six parties (or more) entitled to receive royalties under this lease, lessee may withhold payment thereof unless and until all parties designate in writing in a recordable instrument to be filed with the lessee, a Trustee to receive all royalty payments due hereunder and to execute division and transfer orders on behalf of said parties and their respective successors in title.

12. Lessee shall have the right to unitize, pool, or combine all or any part of the above described ands with other. lands in the same general area by entering 1nto a cooperative or unit plan of development or operation approved by any governmental authority and, from time to time, with like approval, to modify, change or terminate any such plan or agreement and, in such event, the terms. conditions and provisions of this lease shall be deemed modified to conform to the terms, conditions, and provisions of such approved cooperative or unit plan of development or operation and, particularly, all drilling and development requirements of this lease, express or implied, shall be satisfied by compliance with the drilling and development requirements of such plan or agreement, and this lease shall not terminate or expire during the life of such plan or agreement. In the event that said above described lands or any part thereof, shall hereafter be operated under any such cooperative or unit plan of development or operation whereby the production therefrom is allocated to different portions o! the land covered by said plan, then the production allocated to any particular tract of land shall, for the purpose of computing the royalties to be paid hereunder to lessor, be regarded as having been produced from the particular tract of land to which it is allocated and not to any other tract of land; and the royalty payments. to be made hereunder to lessor shall be based upon production only as so allocated. Lessor shall formally express lessor's consent to any cooperative or unit plan of development or operation adopted by lessee and approved by any governmental agency by executing the same upon request of lessee.

13. In addition to and not in limitation of the rights granted in paragraph 12 hereof, lessee is hereby granted the right and option to consolidate, pool or combine the lands covered by this lease. or any portion or portions thereof or any stratum or strata thereunder, with other lands or like strata there under for the development thereof or for the production therefrom of oil, gas, casinghead gas or other hydrocarbons, or any or all of said products, when in lessee's discretion and judgment it is advisable so to do for proper development or operation of the premises, or to conform to spacing or zoning rules of any lawful authority, such consolidation, pooling or combining to be into units of such shape and dimensions as lessee may elect provided that all lands in any such unit shall be contiguous (either adjoining or cornering) but for this purpose contiguity shall not be deemed to be destroyed by reason of the existence of a y excluded street. alley, road, railroad, canal, stream. right of way or other similar strip or parcel of land. Any unit formed under this paragraph for production of oil and casinghead gas shall not exceed forty-three (43) acres in surface area, for production of dry or gas well shall not exceed six hundred and sixty (660) acres in surface area, and for production of condensate or distillate shall not exceed three hundred and thirty (330) acres in surface area unless some larger unit for condensate or distillate is permitted or prescribed by lawful authority, in which event such larger unit shall control, provided that, if governmental survey units be irregular in size in the area of this lease, the size of any of the units mentioned herein may be increased to the size of the there existing governmental survey unit nearest in size to the unit acreage prescribed herein. The right and option herein granted to lessee may be exercised at any time or from time to time, whether before or after production is secured and whether or not a unit may theretofore have been created for some other product, by executing in writing an instrument identifying and describing the unit created. and· by delivering a copy thereof to lessor or by recording a copy thereof in the county where the land 1s located. The lands in any such unit shall be developed or operated as one tract and any drilling on or production from such unit, whether or not from lands described in this lease, shall be deemed to be drilling done or production secured on the lands subject to this lease for all purposes except for the purpose of payment of royalty hereunder. In such event, and in lieu of the royalties elsewhere herein specified, the lessor shall receive from production on any such unit only such . portion of the royalty, at the rate stipulated elsewhere herein, as lessor's acreage in the unit (or his royalty interest therein) bears to the total acreage. Formation of any unit as herein provided shall in no manner affect the ownership or amount of any rental which may be payable under the terms of this lease.

14. In the interest of conservation, the protection of reservoir pressures and recovery of the greatest ultimate yield of oil, gas and other minerals, lessee shall have the right to combine the leased premises with other premises in the same general area for the purpose of operating and maintaining repressuring and recycling facilities, and for such purpose may locate such facilities including input wells, upon the leased premises, and no royalties shall be payable hereunder upon any gas used for repressuring and recycling operations benefiting the leased premises.

15. Lessor hereby warrants and agrees to defend the title to the land herein described and agrees that the lessee, at its option, may pay and discharge any taxes, mortgage, or other liens existing levied, or assessed on or against the above described lands and, in event it exercises such option, it shall he subrogated to the rights of any holder or holders thereof and may reimburse itself by applying to the discharge of any such mortgage, tax or other lien, any royalty or rentals accruing hereunder.

16. All rental payments which may fall due under this lease may be made to one of the above named lessor, in the manner herein stated.

17. If within the primary term of this lease production on the leased premises shall cease from any cause, this lease shall not terminate provided operations for the drilling of a well sha11 be commenced before or on the next ensuing rental paying date: or, provided lessee begins or resumes the payment of rentals in the manner and amount hereinbefore provided. If, after the expiration of the primary term of this lease, production on the leased premises shall cease from any cause, this lease shall not terminate provided lessee resumes operations for drilling a well within sixty (60) days from such cessation, and this lease shall remain in force during the prosecution of such operations and. if production results therefrom, then as long as production continues.

18. It is agreed that this lease shall never be forfeited or cancelled for failure to perform in whole or in part any of its implied covenants conditions or stipulations until it shall have first been finally judicially determined that such failure exists and after such final determination, lessee is given reasonable time therefrom to comply with any such covenants, conditions, or stipulations.

19. All express and implied covenants of this lease shall be subject to all federal and state laws, executive orders, rules and regulations, and this lease shall not be terminated, in whole or in part, nor lessee held liable in damage for failure to comply therewith if compliance is prevented by or if such failure is the result of any such law, order, rule or regulation, or if such compliance is prevented by or failure is the result of inability of lessee through no fault of its own, to obtain sufficient and satisfactory material and equipment to justify the commencement of drilling operations or to continue production of oil or gas from the leased premises.

20. This lease and all its terms, conditions, and stipulations shall extend to and be binding on al1 successors of said lessor or lessee.

21. With respect to and for the purpose of this lease, lessor, and each of them if there be more than one, hereby release and waive the right of homestead. WHEREOF witness our hands as of the day and year first above written.

AKNOWLEDGMENT

STATE OF
}ss.
County of

On this day of , 19 , before me personally appeared

to me known to be the person described in and who executed the foregoing instrument and acknowledged that executed the same as free act and deed.

Given under my hand and seal this day of , 19 .

My Commission Expires
Notary Public

ACKNOWLEDGMENT-MAN AND WIFE

STATE OF
}ss.
County of

On this day of , 19 , before me personally appeared

me known to be the person described in and who executed the

foregoing instrument and acknowledged that executed the same as free act and deed, including the re-

lease and waiver of the right of homestead; the said wife having been by me fully apprised of her right and the effect of signing and acknowledging the said instrument.

Given under my hand and seal this day of , 19 .

My Commission Expires
Notary Public